Exhibit 4.1

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For the Exclusive Use of:

[●], 2018

Subscription Documents For

OAKTREE STRATEGIC INCOME II, INC.

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For the Exclusive Use of:

SUBSCRIPTION AGREEMENT

Oaktree Strategic Income II, Inc.

c/o Oaktree Capital Management, L.P.

333 S. Grand Avenue, 28th Floor

Los Angeles, CA 90071

Ladies and Gentlemen:

1.    Subscription.

(a)    The undersigned (the “Investor”) subscribes for and agrees to purchase shares of common stock, par value $0.001 per share, (the “Shares”) of Oaktree Strategic Income II, Inc. (the “Company,” “we,” “our” or “us”) with a capital commitment (“Capital Commitment”) in the amount set forth on the signature page below. The Investor acknowledges and agrees that this subscription (i) is irrevocable on the part of the Investor, (ii) is conditioned upon acceptance by or on behalf of the Company, and (iii) may be accepted or rejected in whole or in part by the Company in its sole discretion. The Investor has read, acknowledges and is aware of all the terms and provisions of the Company’s Confidential Private Placement Memorandum, as amended, restated and/or supplemented from time to time (the “Memorandum”), the Company’s Amended and Restated Certificate of Incorporation attached hereto as Appendix A, as amended from time to time (the “Charter”), the Company’s Amended and Restated Bylaws attached hereto as Appendix B, as amended from time to time (the “Bylaws”), the Investment Advisory Agreement with Oaktree Capital Management, L.P., our investment adviser (the “Adviser”) attached hereto as Appendix C, as amended from time to time (the “Advisory Agreement”), the Administration Agreement between the Company and Oaktree Fund Administration, LLC, our administrator (the “Administrator”) attached hereto as Appendix D, as amended from time to time (the “Administration Agreement,” and together with the Memorandum, the Charter, the Bylaws and the Advisory Agreement, the “Operative Documents”), together with this Subscription Agreement (the “Subscription Agreement”). Capitalized terms not defined herein are used as defined in the Memorandum. The Company expects to enter into separate Subscription Agreements (the “Other Subscription Agreements,” and, together with this Subscription Agreement, the “Subscription Agreements”) with other investors (the “Other Investors,” and together with the Investor, the “Investors”), providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are separate sales.

(b)    The Investor agrees to purchase Shares for an aggregate purchase price equal to its Capital Commitment, payable at such times and in such amounts as required by the Company, under the terms and subject to the conditions set forth herein. On each Capital Drawdown Date (as defined below), the Investor agrees to purchase from the Company, and the Company agrees to issue to the Investor, a number of Shares equal to the Drawdown Share Amount (as defined below) at an aggregate price equal to the Drawdown Purchase Price (as defined below); provided, however, that in no circumstance will an Investor be required to purchase Shares for an amount in excess of its Unused Capital Commitment (as defined below).

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“Drawdown Purchase Price” shall mean, for each Capital Drawdown Date, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Company from all Investors on that Capital Drawdown Date, by (ii) a fraction, the numerator of which is the Unused Capital Commitment of the Investor and the denominator of which is the aggregate Unused Capital Commitments of all Investors that are not Defaulting Investors or Excluded Investors (as defined below). For the avoidance of doubt, the Drawdown Purchase Price shall be determined after giving effect to the Catch-Up Purchase Price (as described below).

“Drawdown Share Amount” shall mean, for each Capital Drawdown Date, a number of Shares determined by dividing (i) the Drawdown Purchase Price for that Capital Drawdown Date by (ii) the applicable Per Share Price (as defined below), which may be a fractional amount, to the extent required.

“Per Share NAV” shall mean, for any Capital Drawdown Date or Catch-Up Date (as defined below), the net asset value per Share, as determined by the Company’s board of directors (the “Board”), as of the end of the most recent calendar quarter prior to the Capital Drawdown Date (as defined below).

“Per Share Price” shall mean, for any Capital Drawdown Date or Catch-Up Date (as defined below), the Per Share NAV; provided, that the Per Share Price shall be subject to the limitations of Section 23 under the Investment Company Act of 1940, as amended (the “Investment Company Act”); provided, further, however, in the event that the Per Share NAV is less than zero, as of the first Capital Drawdown Date that occurs immediately following the Initial Closing (as defined below), then solely for the purpose of such Capital Drawdown Date, the Per Share Price shall be deemed to equal $20.00.

“Unused Capital Commitment” shall mean, with respect to an Investor, the amount of such Investor’s Capital Commitment as of any date reduced by the aggregate amount of contributions made by that Investor at all previous Capital Drawdown Dates and any Catch-Up Date pursuant to Section 1(b) and Section 2(c), respectively.

2.    Closings.

(a)    The Company held its initial closing on August 6, 2018 (the “Initial Closing”) when it first accepted subscriptions for Shares from unaffiliated Investors pursuant to this offering. Additional Investors may subscribe for Shares at one or more closings after the Company’s Initial Closing (each, a “Subsequent Closing”). The Initial Closing and each Subsequent Closing are each referred to as a “Closing.”

(b)    The Investor agrees to provide any information reasonably requested by the Company to verify the accuracy of the representations contained herein, including, without limitation, the investor questionnaire (the “Investor Questionnaire”). Promptly after the Closing, the Company will deliver to the Investor or its representative, if the Investor’s subscription has been accepted, a letter confirming the Company’s acceptance of the Investor’s subscription.

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(c)

(i)    The Company may enter into Other Subscription Agreements with Other Investors on a Subsequent Closing and any Other Investor whose subscription has been accepted at such Subsequent Closing referred to as a “Subsequent Investor.” Notwithstanding the provisions of Sections 1(b) and 3, on one or more dates to be determined by the Company that occur on or following the Subsequent Closing but no later than the next succeeding Capital Drawdown Date (each, a “Catch-Up Date”), each Subsequent Investor shall be required to purchase from the Company, on no less than ten (10) calendar days’ prior notice, a number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Subsequent Investor in the aggregate for all Catch-Up Dates, such Subsequent Investor’s Net Contributed Capital Percentage (as defined below) shall be equal to the Net Contributed Capital Percentage of all prior Investors (other than any Defaulting Investors, Excluded Investors or any Other Investor who has subscribed on prior Subsequent Closings and have not yet funded the Catch-Up Purchase Price) (the “Catch-Up Purchase Price”). Upon payment of the Catch-Up Purchase Price by the Investor on a Catch-Up Date and payment by Other Investors of the requisite amount, the Company shall issue to each such Subsequent Investor a number of Shares determined by dividing (x) the Catch-Up Purchase Price for such Subsequent Investor minus the Organizational Expense Allocation (as defined below) by (y) the Per Share Price for such Subsequent Investor as of a Catch-Up Date. For the avoidance of doubt, in the event that the Catch-Up Date and a Capital Drawdown Date occur on the same calendar day, such Catch-Up Date (and the application of the provisions of this Section 2(c)) shall be deemed to have occurred immediately prior to the relevant Capital Drawdown Date.

(ii)    For the purposes of this Subscription Agreement:

(A)     “Net Contributed Capital Percentage” means, with respect to an Investor, the percentage determined by dividing such Investor’s Net Contributed Capital (as defined below) by such Investor’s Capital Commitment.

(B)    “Net Contributed Capital” means (i) the aggregate amount of capital contributions that have been made by all Investors in respect of their Shares, less (ii) the aggregate amount of distributions categorized as Returned Capital (as defined below) made by the Company to all Investors in respect of their Shares. For the avoidance of doubt, Net Contributed Capital will not take into account distributions of the Company’s investment income (i.e., proceeds received in respect of interest payments, dividends or fees, net of expenses) to the Investors. Net Contributed Capital with respect to an Investor shall be calculated on the basis of such Investor’s capital contributions and distributions made to such Investor categorized as Returned Capital (as defined below).

(C)    “Returned Capital” means (i) any portion of distributions made by the Company to an Investor during the Investment Period (as defined below) which represents (A) proceeds realized from the sale or repayment of any investment (as opposed to investment income) during the Investment Period (but not in excess of the cost of any such investment) or (B) a return of such Investor’s capital contributions to the Company, as determined by the Board, and (ii) any amount drawn down by the Company from unused Capital Commitments to pay the management fees, incentive fees, organizational expenses or Company expenses.

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(D)    “Organizational Expense Allocation” means, with respect to an Investor, the product obtained by multiplying (x) a fraction, the numerator of which is such Investor’s Capital Commitment and the denominator of which is the total Capital Commitments received by the Company to date by (y) the lesser of (a) a dollar amount equal to two million dollars ($2,000,000) and (b) the total amount of organizational expenses spent by the Company in connection with the Company’s formation.

(d)    At each Capital Drawdown Date, all Investors, including Subsequent Investors, shall purchase Shares in accordance with the provisions of Section 1(b); provided, however, that notwithstanding the foregoing, the definitions of Drawdown Share Amount and Per Share Price and the provisions of Section 3(b), nothing in this Subscription Agreement shall prohibit the Company from issuing Shares to Subsequent Investors at a Per Share Price greater than the Per Share NAV at the time of issuance.

(e)    In the event that any Investor is permitted by the Company to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, such Investor will be required to enter into a separate Subscription Agreement with the Company, it being understood and agreed that such separate Subscription Agreement will be considered to be an Other Subscription Agreement for the purposes of this Subscription Agreement.

3.    Capital Drawdowns.

(a)    Subject to Section 3(f), purchases of Shares will take place on dates selected by the Company in its sole discretion (each, a “Capital Drawdown Date”) and shall be made in accordance with the provisions of Section 1(b).

(b)    The Company shall deliver to the Investor, at least ten (10) calendar days prior to each Capital Drawdown Date, a notice (a “Funding Notice”) setting forth (i) the Capital Drawdown Date, (ii) the aggregate number of Shares to be sold to all Investors on the Capital Drawdown Date and the aggregate purchase price for such Shares, (iii) the applicable Drawdown Share Amount, Drawdown Purchase Price and Per Share Price and (iv) the account to which the Drawdown Purchase Price should be wired.

(c)    The delivery of a Funding Notice to the Investor shall be the sole and exclusive condition to the Investor’s obligation to pay the Drawdown Share Purchase Price identified in each Funding Notice, and shall represent the Company’s acceptance of the Investor’s irrevocable and ongoing offer to purchase Shares.

(d)    On each Capital Drawdown Date, the Investor shall pay the Drawdown Purchase Price to the Company by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Funding Notice.

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(e)    State Street Bank and Trust Company or any other person as determined by the Board in its discretion will act as transfer agent and registrar for the Shares (the “Transfer Agent”), unless and until, either the Company or the Transfer Agent decides to terminate the agreement between the parties.

(f)    The Company may draw Capital Commitments from the Investors at any time during the period from the Initial Closing through the earlier of the (a) completion of a Liquidity Event (as defined below), and (b) the fifth anniversary of the Initial Closing (the “Investment Period”), unless the Investment Period is earlier terminated in connection with a Key Person Event (as defined in Section 10(a)). A “Liquidity Event” means: at the discretion of the Board: (a)(i) the listing of the Company’s common stock on a national securities exchange or (ii) an initial public offering of the Company’s common stock that results in gross proceeds to the Company of at least $50 million and a listing of the common stock on a national securities exchange (each of (i) and (ii), a “Qualified Listing”) or (b) with the consent of a majority of outstanding shares of common stock not affiliated with the Adviser and in accordance with the applicable requirements of Delaware law, a corporate control transaction, which may include a strategic sale of the Company or all or substantially all of its assets to, or a merger with, another entity, or another type of corporate control event, which may include, but is not limited to, a transaction with an affiliated entity, including an affiliated business development company, for consideration in cash or publicly listed securities of such entity or a combination of cash and such publicly listed securities (each, a “Corporate Control Transaction”). Following the end of the Investment Period, any Unused Capital Commitment (other than any Defaulted Commitment (as defined below)) shall automatically be reduced to zero, except to the extent necessary (a) to fund management fees and the other liabilities and expenses of the Company, including the repayment of the Company’s indebtedness and expenses expected to be incurred in connection with the wind down of the Company, (b) to complete investments or funding obligations (including guarantees) that are the subject of a written commitment as of the end of the Investment Period (including investments providing for funding in phases), (c) to make “follow-on” investments (as defined below) in an aggregate amount not to exceed 20% of total Capital Commitments or undrawn Capital Commitments, whichever is less (d) to fulfill obligations with respect to any Drawdown Purchase Price due from an Investor on a Capital Drawdown Date that such Investor fails to pay, and (e) as necessary for the Company to comply with applicable laws and regulations, including the Investment Company Act and the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (collectively, “Runoff Activities”). “Follow-on investments” are investments in respect of any portfolio company in which the Company has previously invested or in entities whose business is related to or complementary to that of an existing portfolio company that the Adviser determines are appropriate or necessary for the Company to invest in for the purpose of preserving, protecting or enhancing the value of such prior investments. Furthermore, the Investor will still be subject to any Distribution Fees (as defined below) due under any Distribution Fee Funding Notices (as defined below).

(g)    Notwithstanding anything to the contrary contained in this Subscription Agreement, the Company shall have the right (a “Limited Exclusion Right”) to exclude any Investor (such Investor, an “Excluded Investor”) from purchasing Shares from the Company on any Capital Drawdown date if, in the reasonable discretion of the Company, there is a substantial likelihood that such Investor’s purchase of Shares at such time would (i) result in a violation of,

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or noncompliance with, any law or regulation to which such Investor, the Company, the Adviser, any Other Investor or a portfolio company would be subject or (ii) cause the investments of “Benefit Plan Investors” (within the meaning of Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain Department of Labor regulations) to be significant and the assets of the Company to be considered “plan assets” under ERISA or Section 4975 of the Code.

(h)    Pursuant to a placement agent agreement (“Placement Agent Agreement”) by and between the Company and OCM Investments, LLC (“OCM Investments”), certain Investors will be required to pay a quarterly distribution fee (the “Distribution Fee”) directly to OCM Investments or an affiliate thereof (or as otherwise set forth in the Distribution Fee Funding Notice), equal to amounts as set forth in Appendix E (if applicable), provided that the Distribution Fee will be waived for certain Investors, including Investors that Company determines, in its sole discretion, to have been sourced by the Company, the Adviser, OCM Investments or their respective affiliates. Separate agreements with other broker-dealers may be entered into for their assistance in sourcing qualified investors. OCM Investments will pay fees to these other brokers, which may include some or all of the Distribution Fees paid to OCM Investments by the Investors sourced by that broker-dealer. Investors sourced by other broker-dealers may be charged a fee, in addition to the Distribution Fee, by that broker of up to [___]% of the Investors’ Capital Commitment, in the discretion of that broker (the “Up-Front Placement Fee”). By executing this Agreement, the Investor acknowledges such Distribution Fee and/or Up-Front Placement Fee, and, in particular, the information set forth in Appendix F (if applicable). At the time such Distribution Fee is due (the “Distribution Fee Drawdown Date”), the Company shall deliver to the Investor, at least ten (10) calendar days prior to the Distribution Fee Drawdown Date, a notice (a “Distribution Fee Funding Notice”) setting forth the Distribution Fee Drawdown Date, the amount of the Distribution Fee being drawn down and the account to which the Distribution Fee should be wired. The delivery of a Distribution Fee Funding Notice shall be the sole and exclusive condition to the Investor’s obligation to pay the Distribution Fee identified in the Distribution Fee Funding Notice. On each Distribution Fee Drawdown Date, the Investor shall pay the Distribution Fee to OCM Investments (or as otherwise set forth in the Distribution Fee Funding Notice) by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Distribution Fee Funding Notice.

4.    Pledging.

(a)    Without limiting the generality of the foregoing, the Investor specifically agrees and consents that the Company may, at any time, and without further notice to or consent from the Investor (except to the extent otherwise provided in this Subscription Agreement), grant security over and, in connection therewith, Transfer (as defined in Section 8(d)) some or all of the Unused Capital Commitments of the Investor, including the Company’s right to deliver Funding Notices or otherwise draw down capital from the Investor pursuant to Section 3, and receive the Drawdown Share Purchase Price (and any rights and remedies of the Company related thereto), to lenders or other creditors or holders of other obligations or guarantees of the Company, in connection with any indebtedness, guarantee or surety of the Company (such right of the Company with respect to the Investor and Other Investors, collectively, the “Assigned Rights”); provided, that, for the avoidance of doubt, any such grantee’s right to draw down

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capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to Section 3; provided, further, that, for the avoidance of doubt, the Company may exclude from such Assigned Rights all or a portion of the Assigned Rights of any Investors that are officers or directors of the Company and certain other persons, to the extent restricted under, or considered by the Board to be necessary or desirable to facilitate compliance with, applicable laws or regulations, including the ERISA, the Investment Company Act and the Sarbanes-Oxley Act of 2002, as amended.

(b)    In furtherance of Section 4(a) and without limiting the generality of the foregoing, the Investor specifically agrees and consents that the Company may, in each case subject to such other conditions as the Company may reasonably determine, (i) authorize any lender or other creditors or holders of other obligations or guarantees of the Company, including any agent or trustee acting on their behalf, as agent and on behalf of the Company, or in such other capacity as the Company may specify (A) to exercise from time to time Assigned Rights, (B) to issue Funding Notices and to require all or any portion of such Unused Capital Commitment to be contributed to the Company for purposes of paying such funds to a lender or other creditor or holders of other obligations or guarantees, including by payment to an account or accounts pledged to a lender, a creditor or such holder, (C) to exercise any right or remedy of the Company under this Subscription Agreement in respect of any Assigned Rights or in respect of any Funding Notice, capital contributions or Unused Capital Commitment, and (D) to enforce the Investors’ obligations under their respective Subscription Agreements, and (ii) take any other action the Company reasonably determines to be necessary for the purpose of providing such Assigned Rights (collectively, clauses (i) and (ii), the “Lender Powers”); provided that any exercise of such Lender Powers shall be made in accordance with this Subscription Agreement. In addition, the Company is hereby authorized to provide to or receive from any lender or other creditors or holders of other obligations or guarantees, including any agent or trustee acting on their behalf, financial information related to the Investor, subject to applicable law.

(c)    To facilitate the Company’s ability to incur and maintain borrowings or other financings or similar obligations and to otherwise make available Assigned Rights and/or the right to exercise any Lender Power for such borrowings or other financings or similar obligations, the Investor acknowledges and agrees that: (i) in the event of a failure by any Investor to pay all or any portion of the purchase price due from such Investor on any Capital Drawdown Date, in addition to the Lending Powers, the related creditor or lender may issue additional Funding Notices to all other Investors in order to make up any deficiency caused by the failure of such Investor to pay, whose ownership in the Company would be diluted as a result, provided that no Investor is required to fund more than its Unused Capital Commitments, (ii) its obligation to fund Funding Notices pursuant to Section 3 is irrevocable, and shall be without setoff, counterclaim or defense, including any defense under Section 365(c) of the U.S. Bankruptcy Code, (iii) it has received full and adequate consideration on the date hereof for its subscription for the Shares, and any defense of non-consideration or similar defenses for its subscription are hereby irrevocably waived, whether in bankruptcy, insolvency, receivership or similar proceedings or otherwise, including any failure or inability of the Company to issue Shares or for any such Shares to have positive value; (iv) any claims that it may have against the Company, shall be subordinated to any payment due to lenders or other creditors or holders of other obligations or guarantees of the Company under such borrowings or other financings or

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similar obligations; (v) it may be required to execute and deliver such documents and take such actions as may be necessary or desirable, as determined by the Company in its sole discretion, to obtain, maintain and comply with the terms of such borrowings or other financings or similar obligations; and (vi) the Company may provide a lender or other creditor or holder of other obligations or guarantees of the Company with the right to receive detailed due diligence and credit related information regarding the Investor.

(d)    Notwithstanding anything herein to the contrary, any lender or other person granted a lien with respect to any of the Assigned Rights and/or the right to exercise any Lender Power shall be intended beneficiary of this Subscription Agreement and shall be entitled to enforce the provisions of this Section 4.

(e)    The Investor agrees to cooperate with the Company and provide financial information and other documentation reasonably and customarily required to obtain any credit facility or other financing arrangement. The Company may deliver any financial or other information relating to the Company or any Investor to any lender under any borrowings or other indebtedness as such lender may request.

5.    Distributions.

(a)    As described more fully in the Memorandum, subject to the requirements of Section 852(a) of Subchapter M of the Code, and the terms of any borrowings or other financings or similar obligations, and as determined by the Board in its discretion, the Company intends to distribute to its Investors, out of assets legally available for distribution, (i) pro rata based on the number of Shares held by the Investor, before the end of each taxable year, or in certain cases, during the following taxable year, net proceeds attributable to the repayment or disposition of investments (together with any interest, dividends and other net cash flow in respect of such investments), except to the extent such proceeds from repayment or disposition are retained for reinvestment prior to the termination of the Investment Period in accordance with Section 5(c), (ii) substantially all of the Company’s available earnings, on a quarterly basis (i.e., proceeds received in respect of interest payments, dividends or fees, net of expenses, as opposed to proceeds received in connection with the disposition or repayment of an investment), (iii) an amount of the Company’s investment company taxable income and net capital gain for each taxable year sufficient to qualify for treatment as a regulated investment company under Subchapter M of the Code, and avoid the imposition of federal income taxes on the Company under Section 852(b) of the Code, for any such taxable year, and (iv) for each calendar year the Company’s ordinary income and capital gain net income realized during the periods set forth in Section 4982(b) of the Code to the extent required for the Company to avoid imposition of federal excise tax under Section 4982 of the Code for any such calendar year. Without limiting the foregoing, the Investor specifically agrees and consents that, depending on the level of taxable income and net capital gain earned in a year, the Company may choose to carry forward taxable income or net capital gain for distribution in the following year and pay the applicable U.S. federal excise tax.

(b)    The Company intends to make distributions in cash. The Investor and the Company agree and acknowledge that any dividends received by the Investor shall have no effect on the amount of the Investor’s Unused Capital Commitment.

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(c)    Subject to the requirements of Section of Section 852(a) of the Code and the terms of any borrowings or other financings or similar obligations, proceeds realized by the Company from the sale or repayment of any investment (as opposed to investment income) during the Investment Period (but not in excess of the cost of any such investment), may be retained and be used by the Company for purposes of making investments or paying management fees, incentive fees or Company expenses. Any amounts so reinvested will not reduce an Investor’s Unused Capital Commitment.

6.    Remedies Upon Investor Capital Drawdown Default. In the event that an Investor fails to pay all or any portion of the purchase price due from such Investor on any Capital Drawdown Date (such amount, together with the full amount of such Investor’s remaining Capital Commitment, a “Defaulted Commitment”) and such default remains uncured for a period of five (5) days, the Company shall be permitted to declare such Investor to be in default of its obligations under this Subscription Agreement (any such Investor, a “Defaulting Investor”) and shall be permitted to pursue one or any combination of the following remedies:

(a)    The Company may prohibit the Defaulting Investor from purchasing additional Shares on any future Capital Drawdown Date or otherwise participating in any future investments in the Company;

(b)    Two-thirds of the Shares then held by the Defaulting Investor shall be automatically transferred on the books of the Company, without any further action being required on the part of the Company or the Defaulting Investor, to the Other Investors (other than any defaulting Other Investor), pro rata in accordance with their respective Capital Commitments; provided, however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no Shares shall be transferred to any Other Investor pursuant to this Section 6(b) in the event that such Transfer (as defined in Section 8(d)) would (x) violate the Securities Act of 1933, as amended (the “Securities Act”), Investment Company Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such Transfer (as defined in Section 8(d)), (y) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or (z) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent the Investor from receiving a partial allocation of its pro rata portion of Shares); provided, further, that any Shares that have not been transferred to one or more Other Investors pursuant to the previous proviso shall be allocated among the participating Other Investors pro rata in accordance with their respective Capital Commitments. The mechanism described in this Section 6(b) is intended to operate as a liquidated damage provision, since the damage to the Company and Other Investors resulting from a default by the Defaulting Investor is both significant and not easily susceptible to precise quantification. By entry into this Subscription Agreement, the Investor agrees to this Transfer (as defined in Section 8(d)) and acknowledges that it constitutes a reasonable liquidated damage remedy for any default in the Investor’s obligation of the type described; and

(c)    The Company may pursue any other remedies against the Defaulting Investor available to the Company, subject to applicable law. The Investor agrees that this Section 6 is solely for the benefit of the Company and shall be interpreted by the Company against a Defaulting Investor in the discretion of the Company. The Investor further agrees that the Investor cannot and will not seek to enforce this Section 6 against the Company or any other investor in the Company.

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7.    Remedies Upon Distribution Fee Default.

(a)    In the event that an Investor fails to pay all or any portion of the Distribution Fee (a “Distribution Fee Default”) due from such Investor on any Distribution Fee Drawdown Date (the defaulted amount being the “Defaulted Distribution Fee Amount”) and such Distribution Fee Default remains uncured for a period of five (5) days, the Company shall be permitted to declare such Investor to be in default of its obligations under this Subscription Agreement (any such Investor, a “Distribution Fee Defaulting Investor”) and shall be permitted to prohibit the Distribution Fee Defaulting Investor from purchasing additional Shares on any future Capital Drawdown Date.

(b)    In addition, the Investor acknowledges that in the event of a Distribution Fee Default, OCM Investments may transfer a number of Shares equal to the quotient of the Defaulted Distribution Fee Amount divided by the then-current net asset value per Share (as of the end of the most recent calendar quarter prior to such transfer date, as determined by the Company’s Board and subject to the limitations of the Investment Company Act) then held by the Distribution Fee Defaulting Investor to OCM Investments, without any further action being required on the part of the Company or the Distribution Fee Defaulting Investor; provided, however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no Shares shall be transferred to OCM Investments pursuant to this Section 7(b) in the event that such Transfer (as defined in Section 8(d)(i)) would (x) violate the Securities Act, Investment Company Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or such Transfer (as defined in Section 8(d)(i)), (y) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or (z) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent OCM Investments from receiving a partial allocation of Shares). By entry into this Subscription Agreement, the Investor agrees to this Transfer (as defined in Section 8(d)(i)) and acknowledges that it constitutes a reasonable liquidated damage remedy for any default in the Investor’s obligation of the type described.

(c)    Nothing in this Subscription Agreement shall be construed as limiting the rights of OCM Investments in the event of a Distribution Fee Default, and OCM Investments may pursue any other remedies against any Distribution Fee Defaulting Investor available to OCM Investments, subject to applicable law. The Investor agrees that this Section 7 is solely for the benefit of the Company and shall be interpreted by the Company against a Distribution Fee Defaulting Investor in the discretion of the Company. The Investor further agrees that the Investor cannot and will not seek to enforce this Section 7 against the Company, OCM Investments or any other investor in the Company.

8.    Representations and Warranties of the Investor. To induce the Company to accept this subscription, the Investor represents and warrants as follows:

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(a)    This Subscription Agreement has been duly authorized, executed and delivered by the Investor and, upon due authorization, execution and delivery by the Company, will constitute the valid and legally binding agreement of the Investor enforceable in accordance with its terms against the Investor, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect; (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.

(b)    The Shares to be acquired hereunder are being acquired by the Investor for the Investor’s own account for investment purposes only and not with a view to resale or distribution.

(c)    The Investor understands that the Company (i) intends to file or has filed, as the case may be, an election to be treated as a business development company under the Investment Company Act and (ii) intends to file an election to be treated as a regulated investment company within the meaning of Section 851 of the Code, for U.S. federal income tax purposes; pursuant to those elections, the Investor will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Company, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7. The Company intends to file or has filed, as the case may be, a registration statement on Form 10 (the “Form 10 Registration Statement”) for its common stock with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Form 10 Registration Statement is not the offering document pursuant to which the Company is conducting this offering and may not include all information regarding the Company contained in the Memorandum; accordingly, Investors should rely exclusively on information contained in the Operative Documents in making their investment decisions.

(d)

(i) The Investor understands that the offering and sale of the Shares are intended to be exempt from registration under the Securities Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(2) of the Securities Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and it agrees that any Shares acquired by the Investor may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) in any manner that would require the Company to register the Shares under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. The Investor understands that the Company requires each investor in the Company to be an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act (“Accredited Investor”) and the Investor represents and warrants that it is an Accredited Investor.

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(ii)    The Investor understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Investor including, without limitation, the legal requirements of jurisdictions in which the Investor is resident and in which such acquisition is being consummated. Furthermore, the Investor understands that all offerings and sales made outside of the United States will be made pursuant to Regulation S under the Securities Act.

(e)

(i) The Investor may not Transfer its Capital Commitment or, prior to a Qualified Listing, any of its Shares unless (A) the Company provides its prior written consent, (B) the Transfer is made in accordance with applicable securities laws and (C) the Transfer is otherwise in compliance with the transfer restrictions set forth in Appendix G. No Transfer will be effectuated except by registration of the Transfer on the Company’s books. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Company. Following a Qualified Listing, the Investor will be restricted from selling or disposing of its Shares by applicable securities laws, contractually by a lock-up agreement with any underwriters of the Qualified Listing, and pursuant to the terms of this Subscription Agreement, including Section 8(g).

(ii)    The Investor acknowledges that the Investor is aware and understands that there are other substantial restrictions on the transferability of Shares or Capital Commitment under this Subscription Agreement, the Operative Documents and under applicable law including, but not limited to, the fact that (A) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (B) the Shares are not currently, and the Investor has no rights to require that the Shares be, registered under the Securities Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (C) the Investor may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liquidate its investment in the Company. The Investor acknowledges that it has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, has the ability to retain its Shares for an indefinite period and at the present time and in the foreseeable future can afford a complete loss of this investment.

(f)    Notwithstanding any other provisions of this Subscription Agreement, the Investor covenants that it will not Transfer all or any part of the Shares or its Capital Commitment (or purport to do so) if such Transfer would cause (A) the Company or the Adviser to be in violation of the U.S. Bank Secrecy Act, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), as amended, or any similar U.S. federal, state or non-U.S. law or regulation; or (B) the Shares to be held by a country, territory, entity or individual currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any entity or individual that resides or has a place of business in, or is organized under the laws of, a country or territory that is subject to any sanctions administered by OFAC.

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(g)    The Investor acknowledges and understands that for a period beginning on the date of the completion of a Qualified Listing and continuing to and including the second anniversary of the completion of the Qualified Listing, the Investor will not, without the prior written consent of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any Shares of the Company or any securities convertible into or exercisable or exchangeable for Shares, or warrants or other rights to purchase Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Shares or any securities convertible into or exercisable or exchangeable for Shares, or warrants or other rights to purchase Shares, whether any such transaction is to be settled by delivery of Shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) (collectively, “Prohibited Activities”).

Notwithstanding the foregoing, the Investor may, without any further action on the part of the Company (but subject to any underwriters’ lock-up or other contractual restriction the Investor may be a party to), beginning on the date that is 180 calendar days after the Qualified Listing, Transfer Shares in transactions exempt from registration under the Securities Act (pursuant to Rule 144 or otherwise), provided that the number of Shares so Transferred (a) may not exceed 25% of the Investor’s Shares owned as of the completion of the Qualified Listing prior to 365 days after the completion of the Qualified Listing; (b) may not exceed 50% of the Investor’s Shares owned as of the completion of the Qualified Listing prior to 540 days after the completion of the Qualified Listing; and (c) may not exceed 75% of the Investor’s Shares owned as of the completion of the Qualified Listing prior to 720 days after the completion of the Qualified Listing; and provided, further that any Shares owned by the Investor as of the completion of the Qualified Listing not previously Transferred as provided in this paragraph may be Transferred commencing 720 days after the completion of the Qualified Listing.

(h)    The Investor has been furnished and has carefully read this Subscription Agreement, each Operative Document, in each case as amended, restated and/or supplemented through the Closing of the Investor’s subscription for Shares, a current copy of the Proxy Voting Policies and Procedures of the Adviser and, to the extent the Investor is a natural person, a current copy of the Adviser’s Privacy Notice. The Investor understands that the Company intends to file or files, as the case may be, periodic reports such as Form 10-K, Form 10-Q and Form 8-K with the SEC pursuant to the Exchange Act and that such reports are available to the Investor at the SEC’s website at www.sec.gov or upon request from the Company and the Investor acknowledges that such reports are incorporated by reference into the Memorandum and it has had an opportunity to review such reports and ask questions of the Company’s management with respect to such reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Shares and understands the risks of, and other considerations relating to, a purchase of Shares, including the matters set forth under the caption “Risk Factors” in the Memorandum.

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(i)    To the full satisfaction of the Investor, the Investor has been furnished any materials the Investor has requested relating to the Company, the offering of Shares or any statement made in the Memorandum, and the Investor has been afforded the opportunity to ask questions of representatives of the Company concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Memorandum.

(j)    Other than as set forth in this Subscription Agreement, the Operative Documents and any separate agreement in writing with the Company executed in conjunction with the Investor’s subscription for Shares, the Investor is not relying upon any other information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising), representation or warranty by the Company, its Adviser or any affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Company, and the Investor understands that the Memorandum is not intended to convey tax or legal advice. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in Shares and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in Shares, and believes that an investment in the Shares is suitable and appropriate for the Investor.

(k)    If the Investor is not a natural person, (A) the Investor was not formed or recapitalized for the specific purpose of acquiring any Shares in the Company, (B) the Investor has the power and authority to enter into this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (C) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares. If the Investor is a natural person, the Investor has all requisite legal capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Shares. The execution and delivery by the Investor of, and compliance by the Investor with, this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares does not violate, represent a breach of, or constitute a default under, any instruments governing the Investor, any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor is bound.

(l)    The Investor: (i) is not registered or required to be registered as an investment company under the Investment Company Act; (ii) has not elected to be regulated as a business development company under the Investment Company Act; and (iii) either (A) is not

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relying on the exception from the definition of “investment company” under the Investment Company Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of a business development company. The amount of the Investor’s subscription for Shares in the Company does not exceed 40% of the total assets (on a consolidated basis with its subsidiaries) of the Investor.

(m)    The Investor understands that the Company is not registered as an investment company under the Investment Company Act, and it acknowledges and agrees that the Company does not intend to register as an investment company under the Investment Company Act.

(n)    To the best of the Investor’s knowledge, the Investor does not control, or is not controlled by or under common control with, any other Investor or prospective investor in the Company.

(o)    Representations for Non-U.S. Persons.

(i)    If the Investor is not a “United States Person,” as defined below (a “non-U.S. Person”), the Investor has heretofore notified the Company in writing of such status. For this purpose, “United States Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or any trust (A) the administration of which may be subject to the primary supervision of a U.S. court and (B) the authority to control all of the substantial decisions of which is held by one or more U.S. persons.

(ii)    The Investor will notify the Company immediately if the Investor becomes a United States Person.

(iii)    The Investor is acquiring the Shares for its own account for investment purposes only and is not subscribing on behalf of or funding its commitment with funds obtained from a United States Person.

(iv)    Except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. Person by a U.S. dealer or other professional fiduciary, all offers to sell and offers to buy the Shares were made to or by the Investor while the Investor was outside the United States and at the time the Investor’s order to buy the Shares originated (and at the time this Subscription Agreement was executed by the Investor) the Investor was outside the United States.

(p)    The Investor represents that it either (1) is not (A) a pension, profit-sharing or other employee benefit plan subject to ERISA or an IRA, Keogh plan or any other plan subject to Section 4975 of the Code, (B) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA) or a non-U.S. plan (as described in Section 4(b)(4) of ERISA) that is not subject to the requirements of ERISA or the Code but is subject to similar provisions under applicable federal,

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state, local, non-U.S or other laws (“Other Plan Law”) or (C) an entity whose underlying assets include “plan assets” by reason of any such plan’s investment in the entity or (2) the purchase of the Shares will not constitute a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or under any applicable Other Plan Law.

(q)    The Investor agrees to notify the Company in writing in the event (i) the Investor either becomes or ceases to be a “benefit plan investor” within the meaning of Section 3(42) of ERISA, as modified by 29 CFR 2510.3-101(f)(2) or under any Other Plan Law (a “Benefit Plan Investor”), (ii) the Investor reasonably expects that the Investor will become or cease to be a Benefit Plan Investor, or (iii) if the Investor is an entity that is deemed to hold the assets of any of Plan pursuant to ERISA or any Other Plan Law, the percentage of such Investor’s assets attributable to Plans either increases or decreases. The Investor also agrees to, within 15 business days of the receipt of a written request from the Company, provide a written update to the Company with regard to any of the foregoing. If the Company, in its sole discretion, determines that so doing would be useful in ensuring that equity participation in the Company is not significant within the meaning of 29 CFR 2510.3-101(f), the Company may require any Benefit Plan Investor to transfer some or all of its Shares for fair market value (as determined by the Company in its sole discretion) to an Investor other than a Benefit Plan Investor (whether an existing Investor or a new Investor). The Investor shall have no claim against the Company, the Administrator, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any such transfer.

(r)    If the investment in the Shares is being made on behalf of an employee benefit plan maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (as described in Section 4(b)(4) of ERISA), (i) there is no provision in the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan that could in any respect affect the operation of the Company, including operations of the Adviser as contemplated by the Advisory Agreement, or prohibit any action contemplated by the Operative Documents and related disclosure of the Company, including, without limitation, the investments which may be made pursuant to the Company’s investment strategies, the concentration of investments for the Company and the payment by the plan of incentive or other fees, and (ii) the plan’s investment in the Company will not conflict with or violate the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan.

(s)    The Investor was offered the Shares through private negotiations, not through any general solicitation or general advertising, and in the state listed in the Investor’s permanent address set forth in the Investor Questionnaire.

(t)

(i)    Neither the Investor, nor any of its affiliates or beneficial owners, (A) appears on the Specially Designated Nationals and Blocked Persons List of OFAC, nor are they otherwise a party with which any entity is prohibited to deal under the laws of the United States, or (B) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The Investor further represents and

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warrants that the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country (1) under a U.S. embargo enforced by OFAC, (2) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (3) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The Investor further represents and warrants that the Investor: (I) has conducted thorough due diligence with respect to all of its beneficial owners, (II) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (III) will retain evidence of any such identities, any such source of funds and any such due diligence. Pursuant to anti-money laundering laws and regulations, the Company may be required to collect documentation verifying the Investor’s identity and the source of funds used to acquire Shares before, and from time to time after, acceptance by the Company of this Subscription Agreement. The Investor further represents and warrants that the Investor does not know or have any reason to suspect that (x) the monies used to fund the Investor’s investment in the Shares have been or will be derived from or related to any illegal activities, including, but not limited to, money laundering activities, and (y) the proceeds from the Investor’s investment in the Shares will be used to finance any illegal activities.

(ii)    The Investor will provide to the Company at any time such information as the Company determines to be necessary or appropriate (A) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (B) to respond to requests for information concerning the identity of the Investor from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

(iii)    To comply with applicable U.S. anti-money laundering laws and regulations, all payments and contributions by the Investor to the Company and all payments and distributions to the Investor from the Company will only be made in the Investor’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or that is regulated in and either based or incorporated in or formed under the laws of the United States and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

(iv)    The representations and warranties set forth in this Section 8(t) shall be deemed repeated and reaffirmed by the Investor to the Company as of each date that the Investor is required to make a capital contribution to, or receives a distribution from, the Company. If at any time during the term of the Company, the representations and warranties set forth in this Section 8(t) cease to be true, the Investor shall promptly so notify the Company in writing.

(v)    The Investor understands and agrees that the Company may not accept any amounts from a prospective Investor if such prospective Investor cannot make the representations set forth in this Section 8(t).

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(u)    In the event that the Investor is, receives deposits from, makes payments to or conducts transactions relating to, a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with the Investor’s investment in Shares, such Non-U.S. Bank: (1) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities, (2) employs one or more individuals on a full-time basis, (3) maintains operating records related to its banking activities, (4) is subject to inspection by the banking authority that licensed it to conduct banking activities and (5) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate. The Investor agrees and acknowledges that, among other remedial measures, (A) in order to comply with governmental regulations and/or if the Company determines in its sole discretion that such action is in the best interests of the Company, the Company may “freeze the account” of the Investor, either by prohibiting additional investments by the Investor, segregating assets of the Investor and/or suspending other rights the Investor may have under the Operative Documents and (B) the Company may be required to report such action or confidential information relating to the Investor (including without limitation, disclosing the Investor’s identity) to regulatory authorities.

(v)    The Investor acknowledges that, in order to comply with the provisions of the U.S. Foreign Account Tax Compliance Act (“FATCA”) and avoid the imposition of U.S. federal withholding tax, the Company may, from time to time, require further information and/or documentation from the Investor and, if and to the extent required under FATCA, the Investor’s direct and indirect beneficial owners (if any), relating to or establishing any such owner’s identity, residence (or jurisdiction of formation), income tax status, and other required information and may provide or disclose such information and documentation to the U.S. Internal Revenue Service. The Investor agrees that it shall provide such information and documentation concerning itself and its beneficial owners, if any, as and when requested by the Company sufficient for the Company to comply with its obligations under FATCA. The Investor acknowledges that, if the Investor does not provide the requested information and documentation, the Company may, at its sole option and in addition to all other remedies available at law or in equity, prohibit additional investments, decline or delay any transfer requests by the Investor and/or deduct from such Investor’s account and retain amounts sufficient to indemnify and hold harmless the Company from any and all withholding taxes, interest, penalties and other losses or liabilities suffered by the Company on account of the Investor’s not providing all requested information and documentation in a timely manner. The Investor shall have no claim against the Company, the Administrator, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions.

(w)    The Investor acknowledges that the Company intends to enter into one or more revolving credit facilities with one or more syndicates of banks or to incur indebtedness in lieu of or in advance of capital contributions. In connection therewith, each Investor hereby agrees to cooperate with the Company and provide financial information and other documentation reasonably and customarily required to obtain such facilities.

(x)    None of the information concerning the Investor nor any statement, certification, representation or warranty made by the Investor in this Subscription Agreement or

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in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Questionnaire, any Form W-9 or relevant Form(s) W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP) and any CRS Self-Certification Form), as applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

(y)    The Investor agrees that the foregoing certifications, representations, warranties, covenants and agreements shall survive the acceptance of this Subscription Agreement, each Capital Drawdown Date and the dissolution of the Company, without limitation as to time. Without limiting the foregoing, the Investor agrees to give the Company prompt written notice in the event that any statement, certification, representation or warranty of the Investor contained in this Section 8 or any information provided by the Investor herein or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Questionnaire, any Forms W-9 or relevant Form(s) W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP) and any CRS Self-Certification Form), as applicable, ceases to be true at any time following the date hereof.

(z)    The Investor agrees to provide such information and execute and deliver such documents as the Company may reasonably request to verify the accuracy of the Investor’s representations and warranties herein or to comply with any law or regulation to which the Company, the Adviser, the Administrator or a portfolio company may be subject.

(aa)    The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the Investor’s obligations hereunder do not and will not conflict with, or result in any violation of or default under, (i) if the Investor is not a natural person, any provision of any certificate of formation, certificate of incorporation, charter, by-laws, memorandum and articles of association, trust agreement, partnership agreement, limited liability company agreement or other organizational or governing instrument applicable to the Investor, (ii) any agreement or other instrument, including any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement or understanding to which the Investor is a party or by which the Investor or any of its properties are bound, or (iii) any license, permit, franchise, judgment, decree, statute, writ, injunction, order, law, rule or regulation applicable to the Investor or to its business or properties. In addition, the Investor represents that its power of attorney contained in this Agreement has been granted by the Investor, including as to the manner of any execution by the Investor, in compliance with all laws applicable to the Investor, including the laws of the state or jurisdiction in which the Investor executed this Agreement. The Investor has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any, required to permit the Investor to enter into this Agreement and to consummate the transactions contemplated hereby.

(bb)    If the Investor is acting as trustee, agent, representative or nominee for an underlying subscriber, the Investor understands and acknowledges that the representations, warranties and agreements made herein are made by the Investor (i) with respect to itself and (ii) with respect to such underlying subscriber. The Investor has delivered the Operative Documents and, if such underlying subscriber is an Individual, the Privacy Notice to such underlying subscriber, and the Investor shall promptly deliver to such underlying subscriber any

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supplements or amendments to any such documents that are delivered to the Investor or to which it has been provided access. The Investor has all requisite power and authority from such underlying subscriber to execute and perform the obligations under this Agreement. If the Investor is not purchasing Shares for its own account, the Investor agrees to provide any additional documents and information that the Company reasonably requests.

(cc)    The Investor acknowledges and agrees that Sullivan & Cromwell LLP and any other law firm retained by the Company or the Adviser in connection with the organization of the Company, the offering of the Shares, the management and operation of the Company or any dispute between the Company or the Adviser, on the one hand, and any Investor, on the other hand, is acting as counsel to the Company and/or the Adviser and as such does not represent or, to the fullest extent permitted by applicable law, owe any duty to the Investor, any other Investor or to the Investors as a group in connection with such retention.

9.    Representations of the Company. To induce the Investor to accept this subscription, the Company represents as follows:

(a)    The Company is empowered, authorized and qualified to enter into this Subscription Agreement, the Advisory Agreement and the Administration Agreement, and each of the persons signing this Subscription Agreement, the Advisory Agreement and the Administration Agreement on behalf of the Company has been duly authorized by the Company to do so.

(b)    The execution and delivery of this Subscription Agreement, the Advisory Agreement and the Administration Agreement by the Company and the performance of its duties and obligations hereunder and thereunder do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Company is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, violate the organizational documents of the Company, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Company is subject.

(c)    The Company is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in this Subscription Agreement, the Advisory Agreement and the Administration Agreement, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the Company or impair the Company’s ability to carry out its obligations under this Subscription Agreement or the Advisory Agreement.

(d)    There is no litigation, investigation or other proceeding pending or, to the knowledge of the Company, threatened against the Company that, if adversely determined, would materially adversely affect the business or financial condition of the Company or the ability of the Company to perform its obligations under this Subscription Agreement, the Advisory Agreement and the Administration Agreement.

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(e)    The Shares to be issued and sold by the Company to the Investor hereunder have been duly authorized and, when issued and delivered to the Investor against payment therefore as provided in this Subscription Agreement, will be validly issued, fully paid and non-assessable.

10.    Cancellation Following Key Person Event.

(a)    A “Key Person Event” will occur if, during the Investment Period, Edgar Lee or his Qualified Replacement (as defined below, each a “Key Executive”) fails to remain actively involved in the investment activities of the Company (a “Key Person Event”). In the event of the occurrence of a Key Person Event, the Company will send written notice to the Investors within ten (10) business days of such occurrence and the Investment Period will automatically be suspended (the “Suspension Period”) until the appointment of a Qualified Replacement or the reinstatement of the Investment Period by the directors, as described below, after which, in either case, the Suspension Period shall terminate and the Investment Period shall be reinstated. During the Suspension Period, Investors will not be obligated to pay amounts due under Funding Notices that the Company may issue other than in respect of Runoff Activities. If during the 60-day period following the sending of written notice (the “Notice Period”), the Key Executive has not been replaced by a Qualified Replacement, the Company will convene a meeting of the Company’s directors who are not “interested persons” of the Company (as such term is defined in Section 2(a)(19) of the Investment Company Act) to be held not more than 30 days following the expiration of the Notice Period for the purpose of determining whether the Investment Period will be continued. If a majority of such directors do not vote to approve the continuation of the Investment Period, then the Investment Period will terminate and the Investors will thereafter be obligated to pay amounts due under Funding Notices that the Company may issue for Runoff Activities. For the avoidance of doubt, following the termination of the Investment Period pursuant to the foregoing, any Unused Capital Commitment (other than any Defaulted Commitment) will automatically be reduced to zero, except to the extent necessary to pay amounts due under drawdown notices the Company may thereafter issue for Runoff Activities.

(b)    “Qualified Replacement” means a senior investment professional selected by the Adviser; provided that such replacement has been approved by either (a) a majority of the directors who are not “interested persons” of the Company (as such term is defined in Section 2(a)(19) of the Investment Company Act) or (b) the holders of a majority of the outstanding Shares, and upon either such approval, such nominee will constitute a “Qualified Replacement.”

11.    Further Advice and Assurances. All information which the Investor has provided to the Company, including the information in the Investor Questionnaire, is true, correct and complete as of the date hereof, and the Investor agrees to notify the Company immediately if any representation, warranty or information contained in this Subscription Agreement or any of the information in the Investor Questionnaire becomes untrue at any time. The Investor agrees to provide such information and execute and deliver such documents with

Copy No.:

For the Exclusive Use of:

respect to itself and its direct and indirect beneficial owners as the Company may from time to time reasonably request to verify the accuracy of the Investor’s representations and warranties herein, establish the identity of the Investor and the direct and indirect participants in its investment in Shares, to the extent applicable, to effect any transfer and admission and/or to comply with any law, rule or regulation to which the Company may be subject, including, without limitation, compliance with anti-money laundering laws and regulations or for any other reasonable purpose.

12.    Power of Attorney.

(a)    The Investor, by its execution hereof, hereby irrevocably makes, constitutes and appoints the Company as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file:

(i)    any and all filings required to be made by the Investor under the Exchange Act with respect to any of the Company’s securities which may be deemed to be beneficially owned by the Investor under the Exchange Act;

(ii)    all agreements, certificates and other instruments deemed advisable or appropriate by the Company in order for the Company to enter into any borrowing or pledging arrangement and to grant any pledge or other security interest, including over the Investor’s Capital Commitment or Shares, in connection therewith;

(iii)    all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Subscription Agreement and applicable law or to permit the Company to become or to continue as a business development company; and

(iv)    all other instruments or papers not inconsistent with the terms of this Subscription Agreement which may be required by law to be filed on behalf of the Company.

(b)    With respect to the Investor and the Company, the foregoing power of attorney:

(i)    is coupled with an interest and shall be irrevocable;

(ii)    may be exercised by the Company either by signing separately as attorney-in-fact for the Investor or, after listing all of the Investors executing an instrument, by a single signature of the Company acting as attorney-in-fact for all of them;

(iii)    shall survive the assignment by the Investor of the whole or any fraction of its Shares;

(iv)    shall terminate concurrently with the termination of the Capital Commitment, in accordance with Section 3(f); and

Copy No.:

For the Exclusive Use of:

(v)    may not be used by the Company in any manner that is inconsistent with the terms of this Subscription Agreement and any other written agreement between the Company and the Investor.

13.    Indemnity. The Investor understands that the information provided herein (including the Investor Questionnaire) will be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase Shares in the Company. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase Shares in the Company. To the fullest extent permitted under applicable law, the Investor agrees to indemnify and hold harmless the Company, the Adviser, the Administrator, and their affiliates and each partner, member, officer, director, employee, and agent thereof, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Questionnaire) or in any other document provided by the Investor to the Company or in any agreement executed by the Investor in connection with the Investor’s investment in Shares.

14.    Miscellaneous. This Subscription Agreement is not transferable or assignable by the Investor. Any purported assignment of this Subscription Agreement will be null and void. The representations and warranties made by the Investor in this Subscription Agreement (including the Investor Questionnaire) shall survive the closing of the transactions contemplated hereby and any investigation made by the Company. The Investor Questionnaire, including without limitation the representations and warranties contained therein, is an integral part of this Subscription Agreement and shall be deemed incorporated by reference herein. This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument. Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that this Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof. To the fullest extent permitted by law, the sole and exclusive forum for any action, suit or proceeding with respect to this Subscription Agreement shall be a federal or state court located in the state of Delaware, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, by United States mail addressed to the party at the parties address specified herein or in the Investor Questionnaire. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW.

15.    Confidentiality. The Investor acknowledges that the Memorandum and other information relating to the Company has been submitted to the Investor on a confidential

Copy No.:

For the Exclusive Use of:

basis for use solely in connection with the Investor’s consideration of the purchase of Shares. The Investor agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Investor shall not (a) reproduce the Memorandum or any other information relating to the Company (including, without limitation any future information provided to the Investor as to the Company’s estimated net asset value or net asset value per share, asset levels, financial performance or other financial or operating results prior to the filing of such information with the SEC), in whole or in part, or (b) disclose the Memorandum or any other such information relating to the Company to any person who is not an officer or employee of the Investor who is involved in its investments, or partner (general or limited) or affiliate of the Investor (it being understood and agreed that if the Investor is a pooled investment fund, it shall only be permitted to disclose the Memorandum or other information related to the Company if the Investor has required its investors to enter into confidentiality undertakings no less onerous than the provisions of this Section 15), except to the extent (1) such information is in the public domain (other than as a result of any action or omission of Investor or any person to whom the Investor has disclosed such information) or (2) such information is required by applicable law or regulation to be disclosed. The Investor further agrees to return the Memorandum and any other information relating to the Company if no purchase of Shares is made or upon the Company’s request therefore. The Investor acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

16.    Notice. All notices, consents, requests, demands, offers, reports, and other communications (collectively, “Notices”) required or permitted to be given pursuant to this Subscription Agreement shall be in writing and shall be given, made or delivered by personal hand-delivery, by facsimile transmission, by electronic mail, or by air courier guaranteeing overnight delivery, addressed as set forth below. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile transmission or by electronic mail; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such Notice to an air courier guaranteeing overnight delivery.

If to the Company, to:

Oaktree Strategic Income II, Inc.

c/o Oaktree Capital Management, L.P.

333 S. Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attention:        Mary Gallegly

E-mail:             mgallegly@oaktreecapital.com

and, if to the Investor, to the address set forth in the Investor Questionnaire. The Company or the Investor may change its address by giving notices to the other in the manner described herein.

Copy No.:

For the Exclusive Use of:

17.    Necessary Acts, Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Subscription Agreement or to show the ability to carry out the intent and purposes of this Subscription Agreement.

18.    No Joint Liability Among the Company, the Adviser, and the Administrator. The Company shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Adviser or the Administrator under or in connection with this Subscription Agreement. The Adviser shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company or the Administrator under or in connection with this Subscription Agreement. The Administrator shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company or the Adviser under or in connection with this Subscription Agreement. There shall be no joint and several liability of the Company, the Adviser, and the Administrator for any obligation under or in connection with this Subscription Agreement.

19.    Independent Nature of Investors’ Obligations and Rights; Third-Party Beneficiaries. The obligations of the Investor hereunder are several and not joint with the obligations of any Other Investor. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by the Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Subscription Agreement. This Subscription Agreement is not intended to confer upon any person, other than the parties hereto, except as provided in Sections 3(h), 4, 7(b) and 12, any rights or remedies hereunder.

[remainder of page intentionally left blank]

Copy No.:

For the Exclusive Use of:

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

Date:	Amount of Capital Commitment

$

INDIVIDUAL, JOINT IN TENANCY, INDIVIDUAL IRA INVESTOR:

(Print Name)

(Signature)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER INVESTOR:

(Print Name of Entity)

By:
(Signature)

(Print Name and Title)

Agreed and accepted as of the _____ day of __________:

OAKTREE STRATEGIC INCOME II, INC.

By:
Name:
Title:

ATTACHMENT 1

ACCREDITED INVESTOR QUESTIONNAIRE

(TO BE COMPLETED BY ALL INVESTORS)

Instructions: The Investor represents and warrants that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has checked the box or boxes below which are next to the category or categories under which the Investor qualifies as an accredited investor:

FOR INDIVIDUALS, INDIVIDUAL IRAS, JOINT IN TENANCY:

❑	(A)	A natural person with individual net worth (or joint net worth with spouse) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property and property owned by a spouse, but excluding the value of the primary residence of such natural person, over total liabilities. For this purpose, the amount of any mortgage or other indebtedness secured by an Investor’s primary residence should not be included as a “liability”, except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness.

❑	(B)	A natural person with individual income (without including any income of the Investor’s spouse) in excess of $200,000, or joint income with spouse in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

FOR ENTITIES:

❑	(A)	An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner).

❑	(B)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

Attachment 1 - Page 1

❑	(C)	An insurance company as defined in Section 2(a)(13) of the Securities Act.

❑	(D)	A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

❑	(E)	An investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

❑	(F)	A business development company as defined in Section 2(a)(48) of the Investment Company Act.

❑	(G)	A Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

❑	(H)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

❑	(I)	A corporation, an organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, Massachusetts or similar business trust, or partnership, in each case not formed for the specific purpose of acquiring Shares, with total assets in excess of $5 million.

❑	(J)	A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

❑	(K)	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

Attachment 1 - Page 2

❑	(L)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

Attachment 1 - Page 3

By your signature on this page you represent, warrant and covenant that each of your beneficial owners (the total number of which is listed below your signature below) is an “accredited investor,” as such term is defined in rule 501 of Regulation D promulgated under the Securities Act.

THE INVESTOR

Date of Execution:

[Please Print or Type Name of the INVESTOR]

By:
Name:
Title:

Your Total Number of Beneficial Owners:

Attachment 1 - Page 4

ATTACHMENT 2

QUESTIONNAIRE

(TO BE COMPLETED BY INDIVIDUALS ONLY)

Instructions: To enable the Company to determine your eligibility to purchase Shares in the Company, please complete this Attachment 2 only if you are investing as an individual. Please check those statements below which apply to you and, if necessary, provide such other information requested in the space provided.

You understand that the determination of its eligibility to purchase Shares in the Company will be made by the Company in its sole discretion.

A.	Restricted Persons.

(Initial as Appropriate)

1.	Broker-Dealers. You are a member of FINRA (a “FINRA member”) or other broker-dealer.[1]

2.	Broker-Dealer Personnel. You are (a) an officer, director, general partner, associated person,[2] or employee of a FINRA member or any other broker-dealer (other than a limited business broker-dealer);[3] (b) an agent of a FINRA member or any other broker-dealer (other than a limited business broker-dealer) that is engaged in the investment banking or securities business; or (c) an immediate family member[4] of a person specified in (a) or (b) if the person specified in (a) or (b): (i) materially supports,[5] or receives

[1]	“Broker-dealer” means any broker-dealer, including a non-U.S. broker-dealer.
[2]

The FINRA by-laws define a person associated with a FINRA member as (a) a natural person who is registered or has applied for registration under the rules of the FINRA, and (b) a sole proprietor, partner, officer, director or branch manager of a FINRA member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member, whether or not such person is registered or exempt from registration with the FINRA.

[3]

“Limited business broker-dealer” means any broker-dealer whose authorization to engage in the securities business is limited solely to the purchase and sale of investment company/variable contracts securities and direct participation program securities.

[4]

“Immediate family member” means a person’s parents, mother-in-law or father-in-law, spouse, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, and any other individual to whom the person provides material support.

[5]

“Material support” means directly or indirectly providing more than 25% of a person’s income in the prior calendar year. In addition, members of the immediate family living in the same household are deemed to be providing each other with material support.

Attachment 2 - Page 1

material support from, the immediate family member; (ii) is employed by or associated with a FINRA member or an affiliate of a FINRA member that sells or has sold New Issues to the immediate family member; or (iii) has an ability to control the allocation of New Issues.

3.	Finders and Fiduciaries. You are (a) a finder or any person who acts or has acted in a fiduciary capacity to a managing underwriter, including, but not limited to, attorneys, accountants and financial consultants; or (b) an immediate family member of a person specified in (a) if the person specified in (a) materially supports, or receives material support from, the immediate family member.

4.	Portfolio Managers. You are (a) a person who has authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment advisor, or collective investment account;[6] or (b) an immediate family member of a person specified in (a) if the person specified in (a) materially supports, or receives material support from, the immediate family member.

5.	Broker-Dealer Owners. You are (a) listed, or required to be listed, in Schedule A of a Form BD7 (other than with respect to a limited business broker-dealer), except if you are identified by an ownership code of less than 10%; (b) listed, or required to be listed, in Schedule B of a Form BD (other than with respect to a limited business broker-dealer), except if your listing on Schedule B relates to an ownership interest in a person listed on Schedule A identified by an ownership code of less than 10%; (c) listed, or required to be listed, in Schedule C of a Form BD that meets the criteria of (a) and (b) above; (d) a person that directly or indirectly owns 10% or more of a public reporting company listed, or required to be listed, in Schedule A of a Form BD (other than a reporting company that is listed on a national securities exchange, or other than with respect to a limited business broker-dealer); (e) a person that directly or indirectly owns 25% or more of a public reporting company listed, or required to be listed, in Schedule B of a Form BD (other than a reporting company that is listed on a national securities exchange, or other than with respect to a limited business broker-dealer); or

[6]

“Collective investment account” means any hedge fund, investment partnership, investment corporation, or any other collective investment vehicle that is engaged primarily in the purchase and/or sale of securities. A collective investment account does not include a legal entity that is beneficially owned solely by immediate family members (a “family investment vehicle”) or a group of friends, neighbors, business associates, or others that pool their money to invest in stock or other securities and are collectively responsible for making investment decisions (an “investment club”).

[7]	Form BD means Uniform Application for Broker-Dealer Registration. Schedule A of a Form BD provides information on the direct owners and executive officers of the applicant.

Attachment 2 - Page 2

(f) an immediate family member of a person specified in (a)-(e) if the person owning the broker-dealer: (i) materially supports, or receives material support from, the immediate family member; (ii) is an owner of a FINRA member, or an affiliate of a FINRA member, that sells or has sold New Issues to the immediate family member; and (iii) has an ability to control the allocation of New Issues.

OR

6.	None of the above statements are applicable.

If you initialed any of items 1-5 above, please skip Section B and sign below.

If you initialed item 6, please proceed to Section B.

B.	Potentially Restricted Persons

(Please Initial if Applicable)

1.	Executive Officer or Director of a Public Company. You are an executive officer or director of a Public Company[8] (if so, please provide the name of such Public Company: __________________________).

2.	Executive Officer or Director of a Covered Non-Public Company. You are an executive officer or director of a Covered Non-Public Company [9] (if so, please provide the name of such Covered Non-Public Company: ______________________).

3.	Materially Supported. You are a person materially supported[10] by an executive officer or director of a Public Company or a Covered Non-Public Company (if so, please provide the name of such Public Company or Covered Non-Public Company: _____________________).

[8]

“Public Company” is any company that is registered under section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or files periodic reports pursuant to section 15(d) of the Exchange Act.

[9]

“Covered Non-Public Company” means any non-public company satisfying the following criteria: (a) income of at least $1 million in the last fiscal year or in two of the last three fiscal years and shareholders’ equity of at least $15 million; (b) shareholders’ equity of at least $30 million and a two-year operating history; or (c) total assets and total revenue of at least $75 million in the latest fiscal year or in two of the last three fiscal years.

[10]

“Materially Support” means directly or indirectly providing more than 25% of a person’s income in the prior calendar year. Persons living in the same household are deemed to be providing each other with material support.

Attachment 2 - Page 3

OR

4.	None of the above statements are applicable.

Please sign below.

The Investor, by signing below, certifies the truth, accuracy and completeness of its responses to this Questionnaire as of the date thereof.

Date:		20__

By:
Signature

	Name (Print)		Title

Name of Person to Contact with Questions:

Name:

Telephone:

Email:

Attachment 2 - Page 4

ATTACHMENT 3

QUESTIONNAIRE

(TO BE COMPLETED BY ENTITIES ONLY)

Instructions: To enable the Company to determine your eligibility to purchase Shares in the Company, please complete this Attachment 3 only if you are an entity. Please check those statements below by initialing those statements below which apply to you and, if you are acting as a nominee for another person, which apply to such person for whom you are acting as nominee and, if necessary, provide such other information requested in the space provided.

You understand that the determination of its eligibility to purchase Shares in the Company will be made by the Company in its sole discretion.

A.	Unrestricted Persons.

(Initial as Appropriate)

1.	You are an investment company registered under the Investment Company Act of 1940.

2.	You are a common trust fund or similar fund[11] that (a) has investments from 1,000 or more accounts; and (b) does not limit beneficial interests[12] in the fund principally to trust accounts of persons listed in Section B, below (“Restricted Persons”).

3.	You are an insurance company general, separate or investment account provided that: (a) the account is funded by premiums from 1,000 or more policyholders, or, if You are a general account, the insurance company has 1,000 or more policyholders; and (b) the insurance company does not limit the policyholders whose premiums are used to fund the account principally to Restricted Persons, or, if You are a general account, the insurance company does not limit its policyholders principally to Restricted Persons.

4.	You are a corporation, partnership, limited liability company, trust or other entity and the beneficial interests of Restricted Persons do not exceed in the aggregate 10% of such entity. If you limit the participation by Restricted Persons to no more than 10% of the profits and losses of New Issues, you may initial this statement.

[11]	As described in section 3(a)(12)(A)(iii) of the U.S. Securities and Exchange Act of 1934 as amended (the “Exchange Act”).
[12]

“Beneficial Interest” means any economic interest, such as the right to share in gains or losses. The receipt of management or performance based fee for operating a collective investment account, or other fees for acting in a fiduciary capacity, is not be considered a beneficial interest in the account.

Attachment 3 - Page 1

5.	You are a publicly traded entity (other than a broker-dealer or an affiliate of a broker-dealer where such broker-dealer is authorized to engage in the public offering of New Issues either as a selling group member or underwriter) that: (a) is listed on a national securities exchange; or (b) is a foreign issuer whose securities meet the quantitative designation criteria for listing on a national securities exchange.

6.	You are an investment company organized under the laws of a foreign jurisdiction that: (a) does not limit its ownership to high net worth investors, (b) is listed on a foreign exchange for sale to the public or authorized for sale to the public by a foreign regulatory authority; and (c) has no person that is a Restricted Person owning more than 5% its shares.

7.	You are an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended that (a) is qualified under section 401(a) of the Code; and (b) is not sponsored solely by a broker-dealer.

8.	You are a state or municipal government benefits plan that is subject to state and/or municipal regulation.

9.	You are a tax-exempt charitable organization under section 501(c)(3) of the Code.

10.	You are church plan under section 414(e) of the Code.

OR

11.	None of the above statements are applicable.

If you initialed any of items 1-10 above (other than item 4), please skip Sections B, C and D and sign below.

If you initialed item 4, please skip Section B and proceed to Section C.

If you initialed item 11, please proceed to Section B.

Attachment 3 - Page 2

B.	Restricted Persons.

(Initial as Appropriate)

1.	Broker-Dealers. You or a Person that has a beneficial interest in you is a member of FINRA (a “FINRA member”) or other broker-dealer.[13]

If “yes” with respect to a natural person that has a beneficial interest in you, then the aggregate beneficial ownership of all such natural persons represents the following percentage of the Investor:

__________% of the Investor

2.	Broker-Dealer Personnel. You or a Person that has a beneficial interest in you is (a) an officer, director, general partner, associated person,[14] or employee of a FINRA member or any other broker-dealer (other than a limited business broker-dealer);[15] (b) an agent of a FINRA member or any other broker-dealer (other than a limited business broker-dealer) that is engaged in the investment banking or securities business; or (c) an immediate family member[16] of a person specified in (a) or (b) if the person specified in (a) or (b): (i) materially supports,[17] or receives material support from, the immediate family member; (ii) is employed by or associated with a FINRA member or an affiliate of a FINRA member that sells or has sold New Issues to the immediate family member; or (iii) has an ability to control the allocation of New Issues.

[13]	“Broker-dealer” means any broker-dealer, including a non-U.S. broker-dealer.
[14]

The FINRA by-laws define a person associated with a FINRA member as (a) a natural person who is registered or has applied for registration under the rules of the FINRA, and (b) a sole proprietor, partner, officer, director or branch manager of a FINRA member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member, whether or not such person is registered or exempt from registration with the FINRA.

[15]

“Limited business broker-dealer” means any broker-dealer whose authorization to engage in the securities business is limited solely to the purchase and sale of investment company/variable contracts securities and direct participation program securities.

[16]

“Immediate family member” means a person’s parents, mother-in-law or father-in-law, spouse, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, and any other individual to whom the person provides material support.

[17]

“Material support” means directly or indirectly providing more than 25% of a person’s income in the prior calendar year. In addition, members of the immediate family living in the same household are deemed to be providing each other with material support.

Attachment 3 - Page 3

If “yes” with respect to a natural person that has a beneficial interest in you, then the aggregate beneficial ownership of all such natural persons represents the following percentage of the Investor:

__________% of the Investor

3.	Finders and Fiduciaries. You or a Person that has a beneficial interest in you is (a) a finder or any person who acts or has acted in a fiduciary capacity to a managing underwriter, including, but not limited to, attorneys, accountants and financial consultants; or (b) an immediate family member of a person specified in (a) if the person specified in (a) materially supports, or receives material support from, the immediate family member.

If “yes” with respect to a natural person that has a beneficial interest in you, then the aggregate beneficial ownership of all such natural persons represents the following percentage of the Investor:

__________% of the Investor

4.	Portfolio Managers. You or a Person that has a beneficial interest in you is (a) a person who has authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment advisor, or collective investment account;[18] or (b) an immediate family member of a person specified in (a) if the person specified in (a) materially supports, or receives material support from, the immediate family member.

If “yes” with respect to a natural person that has a beneficial interest in you, then the aggregate beneficial ownership of all such natural persons represents the following percentage of the Investor:

__________% of the Investor

[18]

“Collective investment account” means any hedge fund, investment partnership, investment corporation, or any other collective investment vehicle that is engaged primarily in the purchase and/or sale of securities. A collective investment account does not include a legal entity that is beneficially owned solely by immediate family members (a “family investment vehicle”) or a group of friends, neighbors, business associates, or others that pool their money to invest in stock or other securities and are collectively responsible for making investment decisions (an “investment club”).

Attachment 3 - Page 4

	5.	Broker-Dealer Owners. You or a Person that has a beneficial interest in you is (a) listed, or required to be listed, in Schedule A of a Form BD19 (other than with respect to a limited business broker-dealer), except if you are identified by an ownership code of less than 10%; (b) listed, or required to be listed, in Schedule B of a Form BD (other than with respect to a limited business broker-dealer), except if your listing on Schedule B relates to an ownership interest in a person listed on Schedule A identified by an ownership code of less than 10%; (c) listed, or required to be listed, in Schedule C of a Form BD that meets the criteria of (a) and (b) above; (d) a person that directly or indirectly owns 10% or more of a public reporting company listed, or required to be listed, in Schedule A of a Form BD (other than a reporting company that is listed on a national securities exchange, or other than with respect to a limited business broker-dealer); (e) a person that directly or indirectly owns 25% or more of a public reporting company listed, or required to be listed, in Schedule B of a Form BD (other than a reporting company that is listed on a national securities exchange, or other than with respect to a limited business broker-dealer); or (f) an immediate family member of a person specified in (a)-(e) if the person owning the broker-dealer: (i) materially supports, or receives material support from, the immediate family member; (ii) is an owner of a FINRA member, or an affiliate of a FINRA member, that sells or has sold New Issues to the immediate family member; and (iii) has an ability to control the allocation of New Issues.

If “yes” with respect to a natural person that has a beneficial interest in you, then the aggregate beneficial ownership of all such natural persons represents the following percentage of the Investor:

__________% of the Investor

OR

	6.	None of the above statements are applicable.

If you initialed item 6, please proceed to Section C.

If you initialed any of items 1-5, please skip Sections C and D and sign below.

C.	Potentially Restricted Person

[19]	Form BD means Uniform Application for Broker-Dealer Registration. Schedule A of a Form BD provides information on the direct owners and executive officers of the applicant.

Attachment 3 - Page 5

(Initial as Appropriate)

1.	Beneficial Interest in a Potentially Restricted Person. You are a corporation, partnership trust or other entity in which a person described in any of (a) to (c) below has a beneficial interest (each, a “Potentially Restricted Person”):

(a) an executive officer or director of a Public Company;[20]

(b) an executive officer or director of a Covered Non-Public Company;[21]

(c) a person materially supported[22] by an executive officer or director of a Public Company or a Covered Non-Public Company;

If you have checked this item please indicate the company or companies on whose behalf such executive officers or directors serve and the percentage share of profits or losses attributable to New Issues to be received by all Potentially Restricted Participants related to each such company:

Name of Company	Share of Profits

2.	The above statement is not applicable.

If you initialed item 1 above, please proceed to Section D.

If you initialed item 2 above, please sign below.

D.	Certain Entity Investors.

[20]	“Public Company” is any company that is registered under section 12 of the Exchange Act or files periodic reports pursuant to section 15(d) of the Exchange Act.
[21]

“Covered Non-Public Company” means any non-public company satisfying the following criteria: (a) income of at least $1 million in the last fiscal year or in two of the last three fiscal years and shareholders’ equity of at least $15 million; (b) shareholders’ equity of at least $30 million and a two-year operating history; or (c) total assets and total revenue of at least $75 million in the latest fiscal year or in two of the last three fiscal years.

[22]

“Materially Support” means directly or indirectly providing more than 25% of a person’s income in the prior calendar year. Persons living in the same household are deemed to be providing each other with material support.

Attachment 3 - Page 6

Do you permit your beneficial owners that are Restricted Persons or Potentially Restricted Persons, if any, to participate in profits and losses allocated to you that are attributable to New Issues?

(Please initial one)

Yes:___________	No:__________

If the answer above is “No” please sign below. If the answer above is “yes” please complete the question below.

Please initial and complete the following:

______            You allocate _____% of the new issue profits and losses that you receive to beneficial owners that are Restricted Persons or Potentially Restricted Persons.

Please sign below.

The Investor, by signing below, certifies the truth, accuracy and completeness of its responses to this Questionnaire as of the date thereof.

Date:		20__

By:
Signature

	Name (Print)		Title

Name of Person to Contact with Questions:

Name:

Telephone:

Email:

Attachment 3 - Page 7

ATTACHMENT 4

ADDITIONAL QUESTIONNAIRE

(TO BE COMPLETED BY ALL INVESTORS)

Instructions: Please complete this Attachment 4 in its entirety.

1.    Are you a “Benefit Plan Investor”1 or will you use the assets of a Benefit Plan Investor to invest in the Company (a “Benefit Plan Investor”)?

☐	Yes

☐	No

2.    Answer this Question only if the answer to Question (1) above is “yes”: What is the percentage of your assets that constitutes “plan assets” subject to ERISA or section 4975 of the Code?

                          %

3.a.    Answer this Question only if the answer to Question (1) above is “yes”: Are you investing the assets of a “plan” described in and subject to Section 4975(e)(1)(B)-(F) of the Code (such as an individual retirement account and a Roth IRA)?

☐	Yes

☐	No

[1]	The term “Benefit Plan Investor” means:

•     Any “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to ERISA. This includes employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income).

•     Any “plan” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) that is subject to section 4975 of the Code. Generally, such a plan includes an “individual retirement account” plan, a Keogh plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health saving account described in section 223(d) of the Code.

•     Any entity that is, or would be deemed to be using (under DOL Regulation 2510.3-101 as modified by section 3(42) of ERISA), “plan assets” to purchase or hold its investments, such as a master trust or a plan assets fund.

Attachment 4 - Page 1

3.b.    Answer this Question only if the answer to Question (3.a.) above is “yes”: Are you represented by an “independent fiduciary”2 that is not the IRA owner or a relative of the IRA owner3?

☐	Yes

☐	No

If the answer to Question (3.b.) above is “no” please contact Oaktree for further information that may be required.

2     Independent Fiduciary is defined under the Fiduciary Rule to mean (i) a bank as defined in Section 202 of the Advisers Act or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency, (ii) an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a plan, (iii) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the State (referred to in such paragraph (1)) in which it maintains its principal office and place of business, (iv) a broker-dealer registered under the Exchange Act or (v) an otherwise independent fiduciary that holds, or has under its management and control, total assets of at least $50 million.

3     Please note that if you are an IRA and the Plan Fiduciary making the decision to purchase or hold any Interest is the owner, beneficiary of the IRA, or relative of the IRA owner/beneficiary (such as a spouse, ancestor, lineal descendant, spouse of a lineal descendant, brother, sister or spouse of a brother or sister) you would not satisfy the representations in the Subscription Agreement.

Attachment 4 - Page 2

4.    Are you a “Public Plan Partner”4?

☐	Yes

☐	No

5.    Are you a (a) trust established in accordance with section 302(c)(5) of the National Labor Relations Act or (b) union-negotiated pension trust?

☐	Yes

☐	No

6.    If you are an insurance company general account, does any portion of your assets in your general account constitute “plan assets”?

☐	Yes

☐	No

7.    Answer this Question only if the answer to Question (6) above is “yes”: What is the percentage of the assets in your general account that constitutes “plan assets” subject to ERISA or section 4975 of the Code?

                          %

8.    Will any other person or persons have a beneficial interest in the Interests to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in you)? (For example, “nominee” investors should check “yes.”)

☐	Yes

☐	No

4    The term Public Plan Partner means: a Limited Partner that is (a) a governmental plan within the meaning of section 3(32) of ERISA, a church plan within the meaning of section 3(33) of ERISA with respect to which no election has been made under section 410(d) of the Code or another governmental plan as agreed in writing by the Company or (b) is designated as a Public Plan Partner by the Company in writing.

Attachment 4 - Page 3

9.    Answer this Question only if the answer to Question (8) above is “yes”: Please list the full legal names of such person or persons in the space provided below.

10.    Does any person or group of affiliated persons hold 50% or more, directly or indirectly, of the equity or voting interests in you?

☐	Yes

☐	No

11.    Answer this Question only if the answer to Question (10) above is “yes”: Please list the full legal names of such person or persons in the space provided below.

12.    Are you an “affiliate” of Oaktree or the Company?5

☐	Yes

☐	No

13.    Are you a resident of or have you been marketed to in Canada?

☐	Yes

☐	No

5     The term “affiliate” of a person for this purpose includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, “control”, with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

Attachment 4 - Page 4

14.    Are you a resident of or have you been marketed to in Asia, Australia or New Zealand?

☐	Yes

☐	No

15.    Are you a U.S. person for purposes of Regulation S of the Securities Act?6

☐	Yes

☐	No

16.    Please list the state or country in which the Memorandum was distributed to you.

State or Country

17.    Are you a DRE (i.e., a wholly owned entity that is disregarded as separate from its owner for U.S. federal income tax purposes)?

☐	Yes

☐	No

18.    Will you hold your Interest as a nominee or other agent for another person?

☐	Yes

☐	No

19.    Are you a Grantor Trust7?

☐	Yes

☐	No

6     A “Grantor Trust” is a trust any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by the grantor or any other person.

7     See Attachment 11 for the definition of “U.S. person” for purposes of Regulation S of the Securities Act.

Attachment 4 - Page 5

20.    Are you a “Pension Scheme”8?

☐	Yes

☐	No

[8]	The term “Pension Scheme” means:

• The trustee or manager of (a) a registered pension scheme, other than an investment-regulated pension scheme, or (b) an overseas pension scheme, other than one which would be an investment-regulated pension scheme if it were a registered pension scheme.

• A registered pension scheme which is not an occupational pension scheme is an investment-regulated pension scheme if one or more of its members or a person related to a member is or has been able (directly or indirectly) to direct, influence or advise on the manner of investment of any of the sums and assets held for the purposes of an arrangement under the pension scheme relating to the member.

• A registered pension scheme which is an occupational pension scheme is an investment-regulated pension scheme if there are 50 or fewer members of the pension scheme, and one or more of those members is or a person related to a member is or has been able (directly or indirectly) to direct, influence or advise on the manner of investment of any of the sums and assets held for the purposes of the pension scheme.

• An overseas pensions scheme is a pension scheme (a) that is established outside of the United Kingdom, and (b) that is established by an international organization for the purpose of providing benefits for, or in respect of, past service as an employee of the organization, or (c) that is an occupational pension scheme and there is, in the country or territory in which it is established, a body (i) which regulates occupational pension schemes; and (ii) which regulates the scheme in question; or (d) that is not an occupational pension scheme and there is in the country or territory in which it is established, a body (i) which regulates pension schemes other than occupational pension schemes; and (ii) which regulates the scheme in question; or (e) where neither sub-paragraph (c) nor (d) is satisfied by reason only that no such regulatory body exists in the country or territory and (i) the scheme is established in a European Union member state, Norway, Iceland or Liechtenstein; or (ii) there is in the country or territory in which the scheme is established a body (aa) which regulates providers of pension schemes; and (bb) which regulates the provider for the purpose of establishing the scheme in question; or (f) that is open to persons resident in the country or territory in which it is established and the scheme is established in a country or territory where there is a system of taxation of personal income under which tax relief is available in respect of pensions and (i) tax relief is not available to the member on contributions made to the scheme by the individual or, if the individual is an employee, by their employer, in respect of earnings to which benefits under the scheme relate, (ii) the scheme is liable to taxation on its income and gains and is a complying superannuation plan as defined in section 995-1 of the Income Tax Assessment Act 1997 of Australia; or (iii) all or most of the benefits paid by the scheme to members who are not in serious ill-health are subject to taxation, and (iii) the scheme is approved or recognised by, or registered with, the relevant tax authorities as a pension scheme in the country or territory in which it is established.

Attachment 4 - Page 6

21.    Are you a “life assurance business9” that will hold your Interest as part of your “long-term business fixed capital10”?

☐	Yes

☐	No

22.    Are you a “sovereign wealth fund11”?

☐	Yes

☐	No

23.     Are you a “charity”?

☐	Yes

☐	No

24.     Are you an “investment trust”?

☐	Yes

☐	No

9 A business is carrying on “life assurance business” if:

(a)    it consists of the effecting or carrying out of contracts of insurance which fall within paragraph I, II, III or VII(b) of Part 2 of Schedule 1 to the FISMA (Regulated Activities) Order 2001; or

(b)    it is capital redemption business, which consists of the effecting on the basis of actuarial calculations, and the carrying out, of contracts under which, in return for one or more fixed payments, a sum of a specified amount (or a series of sums of a specified amount) become payable at a future time or over a period.

10 An asset forms part of “the long-term business fixed capital” of the company if:

(a)    it is held for the purposes of its long-term business; and

(b)    it is a structural asset of that business. The reference to a structural asset of a company’s long-term business includes shares, debts and loans that (i) are held by the company in a fund that is not a with-profits fund; and (b) are of a kind that, if they had been held on December 31, 2012, their value would have been required to be entered in lines 21 to 24 of Form 13 in the periodical return of the company for the period ending immediately before January 1, 2013 (UK insurance dependants and other insurance dependants).

11 A sovereign wealth fund is a person who cannot be liable for corporation tax or income tax (as relevant) on the grounds of sovereign immunity.

Attachment 4 - Page 7

25.    Are you an “authorised investment fund12”?

☐	Yes

☐	No

26.    Are you an “exempt unauthorised unit trust13”?

☐	Yes

☐	No

27.    Are you none of the types of persons/entities listed in items 21-26 above?

☐	Yes

☐	No

12 An authorised investment fund under the United Kingdom Authorised Investment Funds (Tax) Regulations 2006 (SI 2006/964), which meets the genuine diversity of ownership condition set out in Regulation 9A of the United Kingdom Authorised Investment Funds (Tax) Regulations 2006.

13 The trustees of an exempt unauthorised unit trust, where the trust meets the genuine diversity of ownership condition set out in Regulation 9A of the United Kingdom Authorised Investment Funds (Tax) Regulations 2006 (treating references to an authorised investment fund as including an exempt unauthorised unit trust).

Attachment 4 - Page 8

ATTACHMENT 5

SPECIFIC ACCOUNT INFORMATION

(TO BE COMPLETED BY ALL INVESTORS)

Instructions: Please complete this Attachment 5 in its entirety.

1. General Information
1. Print Full Name of Investor:	Individual, Individual IRA, Joint in Tenancy:
First Middle Last
Entity Name

Entity: To assist the Company in preparing the its tax filings, please check the category into which you fall:
	Partnership	❑
	C-Corporation	❑
	S-Corporation	❑
	Estate	❑
	Grantor Trust	❑
	Trust-EIN (a trust with an	❑
EIN in this format: 12-3456789)
	Trust-SSN (a trust with an	❑
	EIN in this format: 123-45-6789)	❑
	IRA-EIN	❑
	IRA-SSN	❑
	Exempt Organization	❑
	LLP	❑
	LLC	❑
	Nominee-EIN	❑
	Nominee-SSN	❑
	Other	❑

2. U.S. Taxpayer Identification or Social Security Number:

3. Date of Birth:

2. Primary Contact Person for your investment in the Company:

Name: __________________________________________________________________________________________________
Company: _______________________________________________________________________________________________
Street Address (No P.O. Boxes): _____________________________________________________________________________

Attachment 5 - Page 1

City	State	Zip Code	Telephone No.

Facsimile:

E-Mail Address:

If not the Investor, relationship to you:

This contact person should receive (check all that apply):

☐ Funding Notices

☐ Distribution Fee Funding Notices (if any)

☐ Financial Statements and other Financial Reports

☐ Schedule K-1s and other Tax Information

☐ Portfolio Manager Letters and other fund-related communications / events (e.g., webcasts)

☐ Legal Documents (including copies of governing fund documents) and any documents requiring your signature

3.	Client Relations Contact Person for your investment in the Company, if different from Primary Contact:

Name:

Company:

Street Address (No P.O. Boxes):

City	State	Zip Code	Telephone No.

Facsimile:

E-Mail Address:

If not the Investor, relationship to you:

This contact person should receive (check all that apply):

☐ Funding Notices

☐ Distribution Fee Funding Notices (if any)

☐ Financial Statements and other Financial Reports

Attachment 5 - Page 2

☐ Schedule K-1s and other Tax Information

☐ Portfolio Manager Letters and other fund-related communications / events (e.g., webcasts)

☐ Legal Documents (including copies of governing fund documents) and any documents requiring your signature

4.	Accounting/Administrations Contact Person for your investment in the Company, if any:

Name:

Company:

Street Address (No P.O. Boxes):

City	State	Zip Code	Telephone No.

Facsimile:

E-Mail Address:

If not the Investor, relationship to you:

This contact person should receive (check all that apply):

☐ Funding Notices

☐ Distribution Fee Funding Notices (if any)

☐ Financial Statements and other Financial Reports ☐ Schedule K-1s and other Tax Information

☐ Portfolio Manager Letters and other fund-related communications / events (e.g., webcasts)

☐ Legal Documents (including copies of governing fund documents) and any documents requiring your signature

5.	Legal Contact Person for your investment in the Company, if any:

Name:

Company:

Street Address (No P.O. Boxes):

City	State	Zip Code	Telephone No.

Attachment 5 - Page 3

Facsimile:

E-Mail Address:

If not the Investor, relationship to you:

This contact person should receive (check all that apply):

☐ Funding Notices

☐ Distribution Fee Funding Notices (if any)

☐ Financial Statements and other Financial Reports

☐ Schedule K-1s and other Tax Information

☐ Portfolio Manager Letters and other fund-related communications / events (e.g., webcasts)

☐ Legal Documents (including copies of governing fund documents) and any documents requiring your signature

6.	Any Other Contact Person for your investment in the Company that you desire to provide:

Name:

Company:

Street Address (No P.O. Boxes):

City	State	Zip Code	Telephone No.

Facsimile:

E-Mail Address:

If not the Investor, relationship to you:

This contact person should receive (check all that apply):

☐ Funding Notices

☐ Distribution Fee Funding Notices (if any)

☐ Financial Statements and other Financial Reports

☐ Schedule K-1s and other Tax Information

☐ Portfolio Manager Letters and other fund-related communications / events (e.g., webcasts)

Attachment 5 - Page 4

☐ Legal Documents (including copies of governing fund documents) and any documents requiring your signature

For additional contact persons, please attach separate sheets to this Attachment 5 and specify the category for such additional contact persons (i.e., primary, client relations, accounting, legal, etc.) and the type(s) of information such additional contact persons should receive (using the check boxes above).

Attachment 5 - Page 5

7.	Any distributions (including proceeds from the withdrawal of all or a portion of your Interest) to you should be wired according to the following instructions:

BENEFICIARY INFORMATION

(This is the ultimate recipient of the wired funds)

Beneficiary Name*

Beneficiary Account Number*

For Further Credit to Name (if applicable)

For Further Credit to Account Number (if applicable)

Attn to/Reference/Additional Beneficiary Information

BENEFICIARY BANK INFORMATION

(This is the financial institution where the beneficiary maintains their account)

Beneficiary Bank ABA or SWIFT Bank Identifier Code (BIC)*

Beneficiary Bank Name*

DDA/Clearing Account at Beneficiary Bank (if applicable)

Additional Beneficiary Bank Information (if applicable)

INTERMEDIARY BANK INFORMATION (IF APPLICABLE)

(This is the financial institution that the wire must pass through before reaching the final beneficiary bank)

Intermediary Bank ABA or SWIFT Bank Identifier Code (BIC) Intermediary Bank Name Account Number at Intermediary (if applicable)	Additional or Second Intermediary Bank Information (if applicable)

* Required Field

Attachment 5 - Page 6

8.	Wire transfers from you to fund capital contributions shall be made from the same banking institution described in Item 7 above, unless otherwise stated below:

BENEFICIARY INFORMATION

(This is the ultimate source of the wired funds)

Beneficiary Name*

Beneficiary Account Number*

For Further Credit to Name (if applicable)

For Further Credit to Account Number (if applicable)

Attn to/Reference/Additional Beneficiary Information

BENEFICIARY BANK INFORMATION

(This is the financial institution where the beneficiary maintains their account)

Beneficiary Bank ABA or SWIFT Bank Identifier Code (BIC)*

Beneficiary Bank Name*

DDA/Clearing Account at Beneficiary Bank (if applicable)

Additional Beneficiary Bank Information (if applicable)

INTERMEDIARY BANK INFORMATION (IF APPLICABLE)

(This is the financial institution that the wire must pass through after leaving the beneficiary bank)

Intermediary Bank ABA or SWIFT Bank Identifier Code (BIC) Intermediary Bank Name Account Number at Intermediary (if applicable)	Additional or Second Intermediary Bank Information (if applicable)

* Required Field

Attachment 5 - Page 7

9.	Supplemental Data for Individuals, Individual IRAs, Joint in Tenancy

Please indicate whether you are investing the assets of any retirement plan, employee benefit plan or other similar agreement (such as an IRA or “Keogh” plan).

☐ Yes                ☐ No

If the above question was answered “Yes,” please indicate the type of retirement plan, employee benefit plan or other similar agreement below:

10.	Supplemental Data for Entities

A.	If the Investor is not a natural person, the Investor must furnish the following supplemental data (Natural persons may skip this Section of the Investor Questionnaire):

A.a.	Legal form of entity (trust, corporation, partnership, limited liability company, etc.):

A.b.	Jurisdiction of organization and location of domicile:

A.c.	Beneficial Ownership: In the chart below, provide the address for each identified 10% Beneficial Owner (as defined below).

Name of 10% Beneficial Owner	Address (must include street, city, state/province, country)

Note: For Investors with complex legal structures, please ensure identification of each individual who, directly or indirectly through multiple corporate structures, owns 10% or more of the equity interest in the Investor or holds 10% or more of the control rights in the Investor (each, a “ Beneficial Owner ”). Further, for verification of identified 10% Beneficial Owners, please provide an unexpired government-issued ID evidencing nationality or residence and bearing a photo, e.g., driver’s license or passport. 4.

4.

A.d.	Please identify one individual with significant responsibility for managing the Investor (“Control Person”).

Name:

Attachment 5 - Page 8

Address:

                (must include street, city, state/province, country)

                Is the individual who is designated as the Control Person: (select one)

☐	an executive officer or senior manager, e.g., CEO, CFO, COO, Managing Member, General Partner, President, Vice President, Treasurer; or

☐	any other individual who regularly performs similar functions.

Note: If appropriate, an individual listed in the 10% Beneficial Owner chart above in D.1.c. may also be listed as the Control Person. For verification of the Control Person, please provide an unexpired government-issued ID evidencing nationality or residence and bearing a photo, e.g., driver’s license or passport.

B.	This question is for Non-U.S. Investors only (including Investors acting for beneficial owners that are Non-U.S. persons). If the Investor is a U.S. Investor, please skip this question 2.

B.a.	Does the Investor qualify as an integral part or a controlled entity of a foreign government for purposes of Section 892 of the Code (for example, certain sovereign wealth funds)?

❑ Yes ❑ No

If “Yes,” please furnish an executed copy of form W-8EXP.

B.b.	Does the Investor qualify as a pension fund entitled to an exemption from withholding tax on dividends under an applicable tax treaty?

❑ Yes ❑ No

If “Yes,” please indicate the relevant treaty below and on an executed copy of form W-8BEN-E.

Applicable Treaty:

B.c.	Does the Investor qualify for a reduced rate of withholding tax on dividends under any applicable tax treaty?

❑ Yes ❑ No

If “Yes,” please indicate the relevant treaty below and on an executed copy of form W-8BEN-E.

Applicable Treaty:

C.

C.a.	Is the Investor a private investment company which is not registered under the Investment Company Act in reliance on:

Attachment 5 - Page 9

Section 3(c)(1) thereof? ❑ Yes ❑ No

Section 3(c)(7) thereof? ❑ Yes ❑ No

C.b.	Does the amount of the Investor’s subscription for Shares in the Company exceed 40% of the total assets (on a consolidated basis with its subsidiaries) of the Investor?

❑ Yes ❑ No

C.c.	If either part of question 4.a. was answered “Yes,” please indicate whether or not the Investor was formed on or before April 30, 1996.

❑ Yes ❑ No

D.	Is the Investor an “investment company” registered or required to be registered under the Investment Company Act or a “business development company,” as defined in Section 202(a)(22) of the Advisers Act?

❑ Yes ❑ No

If the box above was checked “Yes,” please contact the Company for additional information that will be required.

E.	Is the Investor a “BHC Investor”(1)?

❑ Yes ❑ No

(1) A “BHC Investor” is defined as an Investor that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.

F.	If the Investor’s tax year ends on a date other than December 31, please indicate such date below:

G.	Is the Investor subject to the U.S. Freedom of Information Act, 5 U.S.C. § 552, (“FOIA”), any state public records access laws, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement that might result in the disclosure of confidential information relating to the Company?

❑ Yes ❑ No

Attachment 5 - Page 10

If the question above was answered “Yes,” please indicate the relevant laws to which the Investor is subject and provide any additional explanatory information in the space below:

H.	Was the Investor organized for the specific purpose of acquiring Shares?

❑ Yes ❑ No

If the above question was answered “Yes,” please contact the Company for additional information that will be required.

10.	Related Parties/Other Beneficial Parties:

A.	To the best of the Investor’s knowledge, does the Investor control, or is the Investor controlled by or under common control with, any other investor or prospective investor in the Company?

❑ Yes ❑ No

If the question above was answered “Yes,” please indicate the name of such other investor in the space below:

B.	Will any other person or persons have a beneficial interest in the Shares to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Investor)? (By way of example, and not limitation, “nominee” Investors or Investors who have entered into swap or other synthetic or derivative instruments or arrangements with regard to the Shares to be acquired herein would check “Yes”)

❑ Yes ❑ No

If either question above was answered “Yes,” please contact the Company for additional information that will be required.

10.	Financing of Acquisition

Please indicate whether you are borrowing or are otherwise financing your acquisition of Shares hereunder.

❑ Yes ❑ No

If the above question was answered “Yes,” please indicate the amount financed and what, if any, collateral was given to secure the financing:

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ATTACHMENT 6

CFTC QUESTIONNAIRE

The following Questionnaire must be completed by you only if you cannot make the representation that you are not required to be a member of the National Futures Association (the “NFA”) or to be registered with the CFTC because you do not engage in activity that comes within the definition of the terms commodity pool operator, commodity trading advisor, futures commission merchant, introducing broker, swap dealer, retail foreign exchange dealer, major swap participant or leverage transaction merchant.

In order for Oaktree to be in compliance with applicable rules of the National Futures Association (the “NFA”) and the CFTC Regulations, Oaktree must ensure that each investor that is required to register under the U.S. Commodity Exchange Act (the “CEA”) and to become a member of the NFA has done so. You must check the statement(s) below that apply to you (or, if you are a commodity pool, to the operator thereof).

You hereby represent and warrant that (please check appropriate box):

☐	You (or, if you are a commodity pool, the operator thereof) are a member of the NFA and are registered with the CFTC.
Capacity: ___________________________________
NFA ID: ____________________________________
Please indicate the category or categories in which you are, or the operator thereof is, so registered, and your or its NFA ID number. Registration categories include commodity pool operator, commodity trading advisor, futures commission merchant, introducing broker, swap dealer, retail foreign exchange dealer, major swap participant and leverage transaction merchant.
☐	You (and your pool operator in the case of a commodity pool) are exempt or excluded from registration with the CFTC and have made any necessary filings with the CFTC or the NFA in order to avail yourself of such exemption or exclusion.
Exemption/Exclusion:________________________
Please cite the section of the CEA or the CFTC Regulation under which exemption or exclusion from registration is claimed.
(ii) You covenant to advise Oaktree immediately in writing if any warranty or any information contained herein becomes untrue.

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ATTACHMENT 7

INTERNAL REVENUE SERVICE FORMS W-9, W-8IMY, W-8BEN AND W-8BEN-E

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ATTACHMENT 8

RULE 506(d) EVENTS

(iii)	A 506(d) Event has occurred or is true with respect to any Covered Person if:

1.	Such Covered Person has been convicted, within the ten year period ending on the date hereof, of any felony or misdemeanor:

(a)	in connection with the purchase or sale of a security;

(b)	involving the making of any false filing with the SEC; or

(c)	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

2.

Such Covered Person is subject to an order, judgment or decree of any court of competent jurisdiction, entered within the five year period ending on the date hereof, that, as of the date hereof, restrains or enjoins such Covered Person from engaging or continuing to engage in any conduct or practice:

(a)	in connection with the purchase or sale of any security;

(b)	involving the making of any false filing with the SEC; or

(c)	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

3.

Such Covered Person is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that:

(a)

as of the date hereof, bars such Covered Person from (i) association with any entity regulated by such commission, authority, agency or officer, (ii) engaging in the business of securities, insurance or banking or (iii) engaging in savings association or credit union activities; or

(b)	constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within the ten year period ending on the date hereof;

4.

Such Covered Person is subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (15 U.S.C. 78o(b) or 78o-4(c)), or section 203(e) or (f) of the Advisers Act (15 U.S.C. 80b-3(e) or (f)) that, as of the date hereof:

Attachment 8 - Page 1

(a)	suspends or revokes such Covered Person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(b)	places limitations on the activities, functions or operations of such Covered Person; or

(c)	bars such Covered Person from being associated with any entity or from participating in the offering of any penny stock;

5.

Such Covered Person is subject to an order of the SEC entered within the five year period ending on the date hereof that, as of the date hereof, orders such Covered Person to cease and desist from committing or causing a violation or future violation of:

(a)

any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and Rule 10b-5 under the Exchange Act, section 15(c)(1) of the Exchange Act and section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or

(b)	section 5 of the Securities Act;

6.

Such Covered Person is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

7.

Such Covered Person has filed (as a registrant or issuer), or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the five year period ending on the date hereof, was the subject of a refusal order, stop order or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

8.

Such Covered Person is subject to a United States Postal Service false representation order entered within the five year period ending on the date hereof, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

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If any Covered Person has been subject to such an event but, prior to the date hereof, (a) the court or regulatory authority that entered the relevant order, judgment or decree has advised in writing (whether contained in the relevant judgment, order or decree or separately to the SEC or its staff) that disqualification under paragraph (d)(1) of Rule 506 under the Securities Act should not arise as a consequence of such order, judgment or decree or (b) the SEC has issued an exemption from paragraph (d)(1) of rule 506 under Regulation D promulgated under the Securities Act with respect to such event, you have provided the Company a copy of such order, judgment, decree or exemption with this Subscription Agreement.

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ATTACHMENT 9

DEFINITION OF ACCREDITED INVESTOR

“Accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1)    Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Exchange Act; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)    Any private business development company as defined in section 202(a)(22) of the Advisers Act;

(3)    Any organization described in section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust, partnership or limited liability company, in each case, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)    Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)    Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000, excluding the value of the primary residence of such natural person and any indebtedness that is secured by the person’s primary residence, except for the amount of indebtedness that is secured by the person’s primary residence that exceeds, at the time of the sale of securities, (a) the estimated fair market value of the primary residence or (b) the amount of indebtedness outstanding 60 days before the sale of securities, other than as a result of the acquisition of the primary residence;

(6)    Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Attachment 9 - Page 1

(7)    Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in 17 C.F.R. §230.506(b)(2)(ii); and

(8)    Any entity in which all of the equity owners are accredited investors.

Attachment 9 - Page 2

ATTACHMENT 10

ANTI-MONEY LAUNDERING AND MUNICIPAL ENTITY DEFINITIONS

“Foreign Shell Bank” means a foreign bank without a physical presence in any country that is not a Regulated Affiliate.

“Governmental Entity” means any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority or instrumentality in any jurisdiction exercising executive, legislative, regulatory or administrative functions of or pertaining to a government.

“Municipal Entity” means any U.S. state, political subdivision of a U.S. state, or municipal corporate instrumentality of a U.S. state or of a political subdivision of a U.S. state, including: (a) any agency, authority, or instrumentality of the U.S. state, political subdivision, or municipal corporate instrumentality; (b) any plan, program, or pool of assets sponsored or established by the U.S. state, political subdivision, or municipal corporate instrumentality or any agency, authority, or instrumentality thereof; and (c) any other issuer of municipal securities.

“Non-Cooperative Jurisdiction” means (a) any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by the Financial Action Task Force on Money Laundering, or any other governmental or inter-governmental organization identified in writing by the Company and (b) any jurisdiction that has been designated by the Secretary of the Treasury under section 311 or 312 of the USA PATRIOT Act of 2001 as warranting special measures due to money laundering concerns.

“Obligated Person” means any person, including an issuer of municipal securities, who is either generally or through an enterprise, fund, or account of such person, committed by contract or other arrangement to support the payment of all or part of the obligations on the municipal securities to be sold in an offering of municipal securities, but does not include: (a) a person who provides municipal bond insurance, letters of credit, or other liquidity facilities; (b) a person whose financial information or operating data is not material to a municipal securities offering, without reference to any municipal bond insurance, letter of credit, liquidity facility, or other credit enhancement; or (c) the federal government.

“OFAC” is the U.S. Department of the Treasury’s Office of Foreign Assets Control. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs, including the List of Specially Designated Nationals and Blocked Persons, as such list may be amended from time to time, or any U.S. Executive Order administered by OFAC. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>.

“OFAC Programs” are programs administered by OFAC which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the lists maintained by OFAC.

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“Proceeds of Municipal Securities” means monies derived by a Municipal Entity from the sale of municipal securities, investment income derived from the investment or reinvestment of such monies, and any monies of a Municipal Entity or Obligated Person held in funds under legal documents for the municipal securities that are reasonably expected to be used as security or a source of payment for the payment of the debt service on the municipal securities, including reserves, sinking funds, and pledged funds created for such purpose, and the investment income derived from the investment or reinvestment of monies in such funds, except that monies derived from a municipal security issued by an education trust established by a U.S. state under section 529(b) of the Code are not proceeds of municipal securities.

“Prohibited Person” means (a) a country, territory or Person named on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC (for a copy, see http://www.treas.gov/offices/enforcement/ofac/sdn/index.shtml), the list of persons and entities designated pursuant to section 1 of Executive Order 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit or Support Terrorism (66 Fed. Reg. 47,079 (2001), as amended), or any other list of known or suspected terrorists or terrorist organizations issued by a federal government agency and identified in writing to you by the Company, (b) a Person prohibited under the OFAC Programs, (c) a senior foreign political figure, (d) any immediate family member of a senior foreign political figure, (e) a close associate of a senior foreign political figure, (f) a Person located in a jurisdiction that is a Non-Cooperative Jurisdiction, (g) a Person located in a country included in any money laundering advisory issued by the U.S. Department of Treasury Financial Crimes Enforcement Network or (h) a Foreign Shell Bank.

“Senior foreign political figure” means a current or former senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

“Publicly Traded Company” means a Person whose securities are listed on a national securities exchange or quoted on an automated quotation system in the United States or a wholly-owned subsidiary of such a Person.

“Qualified Plan” means a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the United States or that is maintained by a Governmental Entity of the United States or any state, locality or territory of the United States.

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“Regulated Affiliate” means a foreign bank that (a) is an affiliate of a depositary institution, credit union or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable and (b) is subject to supervision by a banking authority in the country regulating such affiliated depositary institution, credit union or foreign bank.

“Related Person” means, with respect to any Person, any direct or indirect investor, director, senior officer, trustee, direct or indirect beneficiary or grantor of such Person, provided that in the case of a Person that is a Publicly Traded Company or a Qualified Plan, the term “Related Person” shall exclude the investors and beneficiaries of such Publicly Traded Company or such Qualified Plan.

“Underlying Beneficial Owner” means any Person, nominee account or beneficial owner, whether a natural person or entity, for whom you are acting, directly or indirectly, as an agent, representative, intermediary, nominee or in a similar capacity.

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ATTACHMENT 11

DEFINITION OF “U.S. PERSON” UNDER REGULATION S

Set forth below are the definitions of “United States” and “U.S. Person”, as defined in Rules 902(k) and (l) of Regulation S promulgated under the Securities Act.

The term “United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

The term “U.S. Person” means:

(1)    Any natural person resident in the United States;

(2)    Any partnership or corporation organized or incorporated under the laws of the United States;

(3)    Any estate of which any executor or administrator is a U.S. Person;

(4)    Any trust of which any trustee is a U.S. Person;

(5)    Any agency or branch of a non-U.S. entity located in the United States;

(6)    Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit of a U.S. Person;

(7)    Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(8)    Any partnership or corporation if: (a) organized or incorporated under the laws of any jurisdiction outside the United States and (b) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by “accredited investors” (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

Notwithstanding the foregoing clauses (1) through (8), the following are not U.S. Persons:

(a)    any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(b)    any estate of which any professional fiduciary acting as executor or administrator is a U.S. Person if: (i) an executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and (ii) the estate is governed by laws other than those of the United States;

Attachment 11 - Page 1

(c)    any trust of which any professional fiduciary acting as trustee is a U.S. Person, if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person;

(d)    an employee benefit plan established and administered in accordance with (i) the laws of a country other than the United States and (ii) customary practices and documentation of such country;

(e)    any agency or branch of a U.S. Person located outside the United States if: the agency or branch (i) operates for valid business reasons and (ii) is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(f)    none of the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, or their agencies, affiliates and pension plans, or any other similar international organization, or its agencies, affiliates and pension plans.

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APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(see attached)

APPENDIX B

AMENDED AND RESTATED BYLAWS

(see attached)

APPENDIX C

INVESTMENT ADVISORY AGREEMENT

(see attached)

APPENDIX D

ADMINISTRATION AGREEMENT

(see attached)

APPENDIX G

TRANSFER RESTRICTIONS

No Transfer of the Investor’s Capital Commitment or, prior to a Liquidity Event, all or any fraction of the Investor’s Shares may be made unless (a) the Company (and, if required by the Company’s lending arrangements, the Company’s lenders) gives consent, (b) the Transfer is made in accordance with applicable securities laws and (c) the Transfer otherwise complies with the restrictions in the Subscription Agreement. In any event, the consent of the Company may be withheld (x) if the creditworthiness of the proposed transferee, as determined by the Company in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (y) unless, in the opinion of counsel (who may be counsel for the Company or the Investor) satisfactory in form and substance to the Company:

•

such Transfer would not violate the Securities Act, the Investment Company Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Shares to be Transferred; and

•

such Transfer would not be a “prohibited transaction” under ERISA or the Code or the regulations promulgated thereunder or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA, certain Department of Labor regulations or Section 4975 of the Code.

In addition, following a Qualified Listing and continuing to and including the second anniversary of the completion of such Qualified Listing, an Investor may not Transfer its Shares or announce an intention to do so. Notwithstanding the foregoing, an Investor may, without any further action on the part of the Company (but subject to any underwriters’ lock-up or other contractual restriction an Investor may be or become a party to), beginning on the date that is 180 calendar days after the Qualified Listing, Transfer Shares in transactions exempt from registration under the Securities Act (pursuant to Rule 144 or otherwise), provided that the number of Shares so Transferred (a) may not exceed 25% of the Investor’s Shares owned as of the completion of the Qualified Listing prior to 365 days after the completion of the Qualified Listing; (b) may not exceed 50% of the Investor’s Shares owned as of the completion of the Qualified Listing prior to 540 days after the completion of the Qualified Listing; and (c) may not exceed 75% of the Investor’s Shares owned as of the completion of the Qualified Listing prior to 720 days after the completion of the Qualified Listing; and provided, further, that any Shares owned by the Investor as of the completion of the Qualified Listing not previously Transferred may be Transferred commencing 720 days after the completion of the Qualified Listing.

No Transfer shall be effectuated except by registration of the Transfer on the Company’s books. Each transferee must agree to be bound by these restrictions and all other obligations as an Investor.

The Investor agrees that it will pay all reasonable expenses, including attorneys’ fees, incurred by the Company in connection with any Transfer of its Capital Commitment or all or any fraction of its Shares, prior to the consummation of such Transfer.

Any person that acquires all or any fraction of the Shares of the Investor in a Transfer permitted under this Appendix G shall be obligated to pay to the Company the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Investor agrees that, notwithstanding the Transfer of all or any fraction of its Shares, as between it and the Company, it will remain liable for its Capital Commitment and for all payments of any Drawdown Purchase Price required to be made by it (without taking into account the Transfer of all or a fraction of such Shares) prior to the time, if any, when the purchaser, assignee or transferee of such Shares, or fraction thereof, becomes a holder of such Shares.

The Company shall not recognize for any purpose any purported Transfer of all or any fraction of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Company shall have given its prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (ii) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Memorandum and all applicable laws and regulations applicable to the transferee and the transferor.